UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant §240.14a-12

LANDMARK APARTMENT TRUST, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

4901 Dickens Road, Suite 101
Richmond, Virginia 23230
(813) 281-2907 main
(804) 237-1345 fax
www.latapts.com

April 23, 2015

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Landmark Apartment Trust, Inc. to be held on Thursday, May 28, 2015 at 10:00 a.m., Eastern Daylight Time, at our offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230. We look forward to your attendance.

The accompanying proxy statement, proxy card and notice describe the formal business to be acted upon by our stockholders at the Annual Meeting or at any postponement or adjournment thereof.

At the Annual Meeting, you will be asked to consider and vote on the following proposals:

•
Election of Directors: To vote on the election of (i) with respect to the holders of all shares of our capital stock, the seven nominees named in the accompanying proxy statement and (ii) with respect to only the holders of shares of our 8.75% Series D Cumulative Non-Convertible Preferred Stock and 9.25% Series E Cumulative Non-Convertible Preferred Stock, the two nominees named in the accompanying proxy statement and designated by iStar Apartment Holdings LLC and BREDS II Q Landmark LLC, each nominee to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

•	Advisory Vote on Named Executive Officer Compensation: To vote to approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and
•
Other Proposals: To transact any other business that may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

Our stockholders of record as of the close of business on April 13, 2015 are entitled to vote at the Annual Meeting. We urge you to carefully review the accompanying proxy statement, which discusses the proposals in more detail.

Our Board of Directors recommends that you vote “FOR” all nominees to our Board of Directors for director and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Your vote is very important. Regardless of the number of shares of our stock that you own, it is very important that your shares be represented at the Annual Meeting. ACCORDINGLY, WHETHER OR NOT YOU INTEND

TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may submit your proxy by completing, signing and dating the accompanying proxy card and returning it via fax to (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at www.2voteproxy.com/LATA or by telephone by dialing toll-free (888) 360-9919. Please follow the directions provided in the proxy statement. Submitting a proxy card will not prevent you from voting in person at the Annual Meeting, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting.

Thank you for your attention to these matters and for your continued support of, and interest in, our company.

Sincerely,
Stanley J. Olander, Jr.
Chief Executive Officer, President
and Chief Financial Officer

4901 Dickens Road, Suite 101
Richmond, Virginia 23230
(813) 281-2907 main
(804) 237-1345 fax
www.latapts.com

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2015

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Landmark Apartment Trust, Inc., a Maryland corporation, will be held on Thursday, May 28, 2015 at 10:00 a.m., Eastern Daylight Time, at our offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, for the following purposes:

1.
Election of Directors: To vote on the election of (i) with respect to the holders of all shares of our capital stock, the seven nominees named in the accompanying proxy statement and (ii) with respect to only the holders of shares of our 8.75% Series D Cumulative Non-Convertible Preferred Stock and 9.25% Series E Cumulative Non-Convertible Preferred Stock, the two nominees named in the accompanying proxy statement and designated by iStar Apartment Holdings LLC and BREDS II Q Landmark LLC, each nominee to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

2.
Advisory Vote on Named Executive Officer Compensation: To vote to approve, on a non-binding advisory basis, the compensation paid to the named executive officers of Landmark Apartment Trust, Inc. (the “named executive officers”); and

3.
Other Proposals: To transact any other business that may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

The proposals outlined above are discussed in more detail in the following pages, which are made part of this notice. Our stockholders of record as of the close of business on April 13, 2015 are entitled to vote at the Annual Meeting. We reserve the right, in our sole discretion, to adjourn or postpone the Annual Meeting to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy statement is available at www.2voteproxy.com/LATA.

You may obtain directions to attend the Annual Meeting by calling (813) 281-2907.

i

Please know that your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please sign and date the accompanying proxy card and return it promptly by fax to (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy electronically via the Internet at www.2voteproxy.com/LATA or by telephone by dialing toll-free (888) 360-9919. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you had previously returned your proxy card or authorized a proxy electronically. As described in the accompanying proxy statement, you may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,
Anthony E. Szydlowski
General Counsel and Secretary

ii

LANDMARK APARTMENT TRUST, INC.

4901 Dickens Road, Suite 101
Richmond, VA 23230
(813) 281-2907 main
(804) 237-1345 fax
www.latapts.com

PROXY STATEMENT
General Information

This proxy statement is furnished by the Board of Directors (the “Board”) of Landmark Apartment Trust, Inc., a Maryland corporation (the “Company”), in connection with the solicitation by the Board of proxies to be voted at the 2015 Annual Meeting of Stockholders to be held on Thursday, May 28, 2015 at 10:00 a.m., Eastern Daylight Time, at our offices located at 4901 Dickens Road, Suite 101, Richmond, VA 23230 (such meeting, and any adjournments or postponements thereof, the “Annual Meeting”) for the purposes set forth herein and in the accompanying Notice. Only holders of record of our shares of (i) common stock, par value $0.01 per share (our “shares of common stock”), (ii) 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (our “Series D Preferred Stock”) and (iii) 9.25% Series E Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (our “Series E Preferred Stock” and, together with the Series D Preferred Stock, our “Preferred Stock”), at the close of business on April 13, 2015 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. This proxy statement and the proxy card are first being mailed on or about April 23, 2015 to stockholders of record as of the Record Date.

As of the Record Date, 25,702,450 shares of our common stock, 20,586,252 shares of our Series D Preferred Stock and 7,262,400 shares of our Series E Preferred Stock were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting, with the exception of the election of the Preferred Stock Directors (as defined below). With respect to each of the matters to be voted on at the Annual Meeting, each share of Series D Preferred Stock entitles the holder thereof to the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series D Preferred Stock held by such holder as of the Record Date by (B) $5.48, and each share of Series E Preferred Stock entitles the holder thereof to cast the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series E Preferred Stock held by such holder as of the Record Date by (B) $4.86. For purposes of calculating the voting rights of holders of our Preferred Stock as of the Record Date, the “Liquidation Preference” is $10.00 per share (subject to adjustment for stock splits, stock dividends, reclassification and the like).

Proxy and Voting Procedures

Any proxy that is received in advance of the Annual Meeting and is properly signed and not revoked, as described below, will be voted at the Annual Meeting in accordance with the directions of the stockholder granting the proxy. If you are a stockholder as of the Record Date and you submit a signed proxy card or submit your proxy by Internet or telephone, but do not specify how you want to vote your shares, your shares will be voted FOR:

1.
Election of Directors: The election to our Board of (i) with respect to the holders of all shares of our capital stock, the seven nominees named in the accompanying proxy statement and (ii) with respect to only the holders of shares of our Series D Preferred Stock and Series E Preferred Stock, the two nominees named in the proxy statement and designated by iStar Apartment Holdings LLC (“iStar”) and BREDS II Q Landmark LLC, an affiliate of The Blackstone Group L.P. (“BREDS”) (such nominees, the “Preferred Stock Directors”), each nominee to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

2.	Advisory Vote on Named Executive Officer Compensation: To vote to approve, on a non-binding advisory basis, the compensation paid to the named executive officers of the Company; and
3.
Other Proposals: Any other business as may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board.

Unless otherwise specified, a proxy will also confer authority on the persons named therein to vote in their discretion on any other matters that properly may be presented at the Annual Meeting, including proposals to adjourn the Annual Meeting in respect of proposals for which insufficient votes to approve were cast in order to permit solicitation of additional proxies by our Board in respect of those proposals.

Our Board recommends that you vote:

1.	“FOR” all nominees for directors to our Board named herein; and

2.	“FOR” the approval, on a non-binding advisory basis, of the compensation paid to the named executive officers of the Company.

Proxies

You can revoke any proxy you previously gave at any time before votes are tabulated at the Annual Meeting by (1) delivering a written statement to Anthony E. Szydlowski, our Secretary (the “Secretary”), at Landmark Apartment Trust, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary, expressly stating that the proxy is revoked, (2) completing and properly executing a new proxy card that is dated later than the date of your prior proxy card and delivering it to our Secretary at or before the Annual Meeting or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

A proxy card is enclosed for your use. The proxy card contains instructions for authorizing a proxy either by telephone, by Internet or by mail. If we have greater than 50% of the outstanding shares of stock entitled to vote as of the Record Date present, in person or by proxy, at the Annual Meeting, then we will have a quorum at the meeting, which will permit us to transact business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for transacting business at the Annual Meeting.

Abstentions and broker non-votes will count as votes against the proposal to elect all of the director nominees, except for the election of the Preferred Stock Directors. Abstentions and broker non-votes will have no effect on the election of the two nominees to be voted on by the holders of our Preferred Stock and will have no effect on the advisory vote on executive compensation.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. If a broker returns a properly executed proxy card, but does not provide voting instructions or an intent to abstain as to any matter, the shares represented by that proxy card will be considered present for quorum purposes.

Our Annual Meeting may be adjourned if a quorum is not met and our Board may continue to solicit proxies.

Where to Obtain More Information

We make available, free of charge, on or through our website at www.latapts.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission (the “SEC”). Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

Important Note

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such representation must not be relied upon as having been authorized by us or any other person or entity. The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement, unless the information specifically indicates that another date applies. Information that we later file with the SEC may update and supersede the information in this proxy statement. Stockholders are urged to carefully review this proxy statement, including the accompanying appendix, which discusses the proposals to be considered and voted upon at the Annual Meeting in more detail.

The date of this proxy statement is April 23, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

We are providing you with this proxy statement, which contains information about the following matters to be voted upon at our Annual Meeting: (i) election to our Board of the directors nominated to serve until the 2016 Annual Meeting of Stockholders; and (ii) approval, on a non-binding advisory basis, of the compensation paid to the named executive officers of the Company. To make this information easier to understand, we have presented some of the information below in a question and answer format. Except where otherwise noted, references herein to “Landmark Apartment Trust,” the “Company,” “we,” “us” or “our” refer to Landmark Apartment Trust, Inc. and Landmark Apartment Trust Holdings, LP, our operating partnership (the “operating partnership”).

Why did I receive a copy of the proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules and regulations promulgated by the SEC and which is designed to assist you in voting.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Thursday, May 28, 2015, at 10:00 a.m., Eastern Daylight Time, at our offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon (i) the election to our Board of (A) with respect to the holders of all shares of our capital stock, the seven nominees named in the accompanying proxy statement and (B) with respect to only the holders of shares of our Series D Preferred Stock and Series E Preferred Stock, the two nominees named in the proxy statement and designated by iStar and BREDS, each nominee to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies, (ii) approval, on a non-binding advisory basis, the compensation paid to the named executive officers of the Company, and (iii) any other matters that properly may be presented at the Annual Meeting.

Management will report on the status of our business and our portfolio of properties and will respond to questions from stockholders. As of the date of this proxy statement, one or more representatives from E&Y, our independent registered public accounting firm, are expected to be present at the Annual Meeting.  Representatives from E&Y will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

What is the Board of Directors’ voting recommendation?

Our Board unanimously recommends that you vote your shares:

1.	“FOR” all nominees to our Board; and

2.	“FOR” the advisory vote to approve, on a non-binding advisory basis, the compensation paid to the named executive officers of the Company.

No director has informed us that he or she intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. However, if other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they hold on that date at the Annual Meeting. As of the Record Date, we had 25,702,450 shares of our common stock, 20,586,252 shares of our Series D Preferred Stock and 7,262,400 shares of our Series E Preferred Stock issued and outstanding and entitled to vote.

How many votes do I have?

Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting, with the exception of the election of the Preferred Stock Directors. Each share of Series D Preferred Stock entitles the holder thereof to the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series D Preferred Stock held by such holder as of the Record Date by (B) $5.48, and each share of Series E Preferred Stock entitles the holder thereof to cast the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series E Preferred Stock held by such holder as of the Record Date by (B) $4.86. For purposes of calculating the voting rights of holders of our Preferred Stock as of the Record Date, the “Liquidation Preference” is $10.00 per share (subject to adjustment for stock splits, stock dividends, reclassification and the like).

What constitutes a quorum?

If we have greater than 50% of the outstanding shares of stock entitled to vote as of the Record Date present, in person or by proxy, at the Annual Meeting, then we will have a quorum at the meeting, which will permit us to transact business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for transacting business at the Annual Meeting.

If my shares are held in street name by my broker, will my broker vote my shares for me?

If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares of common stock. If your shares of common stock are held in a brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares of common stock, while you are considered the beneficial owner of those shares of common stock, and your shares of common stock are said to be held in “street name.” If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you want to vote on the proposals, you should contact your broker directly and ask what directions your broker will need from you.

How do I vote my shares at the Annual Meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by 10:00 a.m., Eastern Daylight Time, on May 28, 2015.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to 1-781-633-4036 until 10:00 a.m., Eastern Daylight Time, on May 28, 2015.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at (800) 830-3542 until 11:59 p.m., Eastern Daylight Time, on May 27, 2015.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at www.2voteproxy.com/LATA until 11:59 p.m., Eastern Daylight Time, on May 27, 2015.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of the Record Date, you may revoke any proxy you granted at any time before the proxy is exercised at the Annual Meeting by (1) delivering to our Secretary a written notice of revocation, (2) completing and properly executing a new proxy card bearing a later date or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a new proxy at a later date using the same procedures set forth above, but before the deadline for telephone, fax or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve the proposals?

In accordance with our Articles of Amendment and Restatement dated June 17, 2013, as amended and supplemented from time to time (the “Charter”), and the Amended and Restated Corporate Governance Agreement, as amended (the “Corporate Governance Agreement”), the holders of our Series D Preferred Stock and our Series E Preferred Stock (collectively, the “Preferred Stockholders”), voting together as a single class, are entitled to elect one director designated by iStar and one director designated by BREDS. Only the Preferred Stockholders are entitled to vote on the election of the two Preferred Stock Directors. Each Preferred Stock Director must be elected by a plurality of the votes cast by the holders of our Preferred Stock in the election of Preferred Stock Directors. Abstentions and broker non-votes will have no effect on the election of the Preferred Stock Directors.

To elect the remaining director nominees, the affirmative vote of a majority of the shares entitled to vote present in person or by proxy at any annual meeting at which a quorum is present must be cast in favor of each nominee. The Preferred Stockholders and the holders of shares of our common stock, voting together as a single class, are entitled to vote on the election of the remaining nominees. Abstentions and broker non-votes will count as votes against the proposal to elect such director nominees.

The proposal to approve, on a non-binding advisory basis, the compensation paid to our named executive officers must be approved by a majority of the votes cast on the proposal. The Preferred Stockholders and the holders of shares of our common stock, voting together as a single class, are entitled to vote on this proposal. Abstentions and broker non-votes will have no effect on the approval of this proposal. Although the advisory resolution contained in this proposal relates to a non-binding, advisory vote, our Board will carefully consider the outcome of the vote. To the extent there are a significant number of negative votes or abstentions on this resolution, we would expect to initiate procedures to better understand the concerns that influenced the non-binding resolution. Our Board will consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

A majority of votes cast at a meeting of the stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals set forth in this proxy statement can be acted upon. Unlike most other public companies, no large brokerage houses and few affiliated groups of stockholders own substantial blocks of shares of our common stock. Therefore, a large number of our stockholders must be present in person or by proxy at the Annual Meeting to constitute a quorum. As a result, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of the Company and welcome your attendance, in person or by proxy, at the Annual Meeting.

Who will bear the costs of soliciting proxies for the meeting?

The Company will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Boston Financial, an affiliate of DST Systems, Inc. (“Boston Financial”) to assist us in connection with the solicitation of proxies for the Annual Meeting. We expect to pay approximately $50,000 for such services and postage. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

If I share my residence with another Landmark Apartment Trust stockholder, how many copies of the proxy statement should I receive?

The SEC has adopted a rule concerning the delivery of disclosure documents. Pursuant to this rule, we may send a single set of the annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and the Company. It reduces the volume of duplicative information received at your household and helps the Company reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card unless we receive instruction to the contrary.

The Company will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, proxy statement combined with a prospectus or information statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Boston Financial at (888) 360-9919 or Landmark Apartment Trust, Inc. at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

What if I consent to have one set of materials mailed now, but I change my mind later?

You can contact us in the same manner discussed above to cancel the householding instructions for yourself. You will then be sent a separate proxy statement within 30 days of receipt of your instruction.

If I plan to attend the Annual Meeting in person, should I notify anyone?

While you are not required to notify anyone in order to attend the Annual Meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card (or the internet equivalent for those participating by internet) to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for attendees. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Stockholders will be required to present a valid photo ID in order to enter the Annual Meeting.

Where can I find out more information about Landmark?

We make available, free of charge, on or through our website at www.latapts.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. The information that we file later with the SEC may update and supersede the information in this proxy statement. Requests for copies of our filings should be directed to Boston Financial by calling (888) 360-9919.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Boston Financial at (888) 360-9919.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains both historical and forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about the Company, the real estate industry and the debt and equity capital markets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

Forward-looking statements include information concerning possible or assumed future results of operations of the Company, including statements about the possibility of consummating an underwritten initial public offering (an “IPO”) in conjunction with which shares of our common stock are listed for trading on the New York Stock Exchange (the “NYSE”) or any other strategic transactions, including transactions that may provide liquidity to our stockholders, and the public market for our shares following a potential IPO.

The forward-looking statements included in this proxy statement are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the availability of financing and the attractiveness of its terms;
•	changes in economic conditions generally and the real estate market specifically;
•	changes in interest rates;
•	competition in the real estate industry generally and the apartment community sub-industry specifically;
•	the supply and demand for operating properties in our target market areas;
•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts (“REITs”); and
•	changes in accounting principles generally accepted in the United States of America (“GAAP”), policies and guidelines applicable to REITs.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement or that may be made elsewhere from time to time by, or on behalf of, us.

PROPOSAL 1
ELECTION OF DIRECTORS

Background

Our Board of Directors currently consists, and following the election of directors at the Annual Meeting will consist, of nine directors. Our bylaws provide for a minimum of seven and a maximum of eleven directors. Our directors each serve a term of one year and may be re-elected.

Our Board has nominated the following individuals, each for a term of office commencing on the date of the Annual Meeting and ending on the date of our Annual Meeting and until his or her successor is duly elected and qualifies.

Director Nominee	Position with Company	Elected by
Stanley J. Olander, Jr.	CEO, President and CFO	All stockholders
Glenn W. Bunting, Jr.	Independent	All stockholders
Karl Frey	Independent	Preferred stockholders
Ronald D. Gaither	Independent	All stockholders
Avi Israeli		All stockholders
Edward M. Kobel	Independent	All stockholders
Michael Nash	Independent	Preferred stockholders
Michael Salkind		All stockholders
Howard Silver	Independent	All stockholders

In accordance with our Charter and the Corporate Governance Agreement, the Preferred Stockholders, voting together as a single class, are entitled to elect one director designated by iStar and one director designated by BREDS. Only the Preferred Stockholders are entitled to vote on the election of the two Preferred Stock Directors. iStar has designated Mr. Karl Frey as its nominee and BREDS has designated Mr. Michael Nash as its nominee. The Preferred Stockholders and the holders of shares of our common stock, voting together as a single class, are entitled to elect the remaining seven nominees.

Each of the nominated directors currently serves as a member of our Board.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted “FOR” all nominees for director named herein. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she intends to serve on our Board for a one-year term ending on the date of the 2016 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Except with respect to the rights under the Corporate Governance Agreement described below to designate certain directors to the Board, no arrangement or understanding exists between any director, nominee or executive officer and any other person relating to his or her election as a director.

Corporate Governance Agreement

On January 7, 2014, in connection with the issuance of our Series E Preferred Stock, we entered into the Corporate Governance Agreement with Elco Landmark Residential Holdings LLC (“ELRH”), which is an affiliate of Elco Ltd. (“EL”, formerly known as Elco Holdings Ltd.), which is an affiliate of two of our directors, Messrs. Salkind and Israeli, 2335887 Limited Partnership (“2335887 Limited Partnership”), DK Landmark, LLC (“DK Landmark”), which is an affiliate of the Chairman of our Board, Mr. Kobel, iStar, which is an affiliate of one of our directors, Mr. Frey, BREDS, which is an affiliate of one of our directors, Mr. Nash, and, solely in their capacity as holders of capital stock of the Company, Mr. Kobel, and Mr. Joseph Lubeck, our former executive chairman. The Corporate Governance Agreement provides for the composition of our Board, among other things.

In accordance with the Corporate Governance Agreement, (i) 2335887 Limited Partnership was entitled to designate one director, but, as noted below, has irrevocably waived that right, (ii) DK Landmark is entitled to designate one director, and Mr. Kobel, our Chairman of the Board, will continue as its designated director, (iii) ELRH is entitled to designate two directors, and Messrs. Salkind and Israeli will continue as its designated directors and (iv) the Preferred Stockholders, voting together as a single class, are entitled to elect one director designated by (a) iStar, and Mr. Frey will continue as its designated director and (b) BREDS, and Mr. Nash will continue as its designated director. Additionally, iStar, BREDS and ELRH have the right, acting by unanimous agreement among such parties, to designate one director (the “Group Director”), subject to certain conditions, and Mr. Gaither will continue as the Group Director. We agreed to nominate each of Messrs. Kobel, Salkind, Gaither and Israeli (or any of their replacements) for re-election to the Board at each subsequent meeting of our stockholders held to consider a vote on the election of the Board, subject to certain conditions and limitations, as set forth in the Corporate Governance Agreement. In addition, we agreed to take all actions necessary to cause the re-election of each of the nominees designated by BREDS and iStar by the Preferred Stockholders.

The Corporate Governance Agreement also provided that for so long as Mr. Lubeck continues to serve as a director of the Company, we agreed to take all corporate and other action necessary to cause him to be elected by our Board to serve as our Executive Chairman of the Board. However, pursuant to the separation agreement dated January 22, 2015 by and between Mr. Lubeck and the Company, as further discussed in “Compensation Discussion and Analysis—2015 Subsequent Events”, Mr. Lubeck agreed to resign from the Company and not to accept any nomination to serve as a member of the Board. Additionally, 2335887 Limited Partnership irrevocably waived its right to designate a director to be nominated by the Company to the Board.

Our obligation to nominate one or more directors, as applicable, designated by each of DK Landmark and ELRH is subject to certain conditions and limitations, as set forth in the Corporate Governance Agreement, including the ownership by each of DK Landmark and ELRH of a minimum amount of securities of the Company (including shares of our common stock as well as other specified equity interests that could be converted into shares of our common stock). The respective rights and obligations of DK Landmark and ELRH under the Corporate Governance Agreement expire upon the consummation of an IPO; provided, however, that notwithstanding the foregoing:

(a)
our obligations to nominate the director designated by DK Landmark for re-election to the Board applies until the earlier of (i) the second annual meeting of our stockholders following the consummation of an IPO or (ii) DK Landmark and its affiliates cease to own, directly or indirectly, an aggregate of at least 500,000 shares of our common stock for a set period of time; and

(b)
our obligations to nominate (i) two directors designated by ELRH applies until ELRH and its affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of our common stock for a set period of time and (ii) one director designated by ELRH applies until ELRH and its affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of our common stock for a set period of time. Additionally, if ELRH and its affiliates cease to own, directly or indirectly, an aggregate of at least 1,225,000 shares of our common stock for a set period of time, then ELRH will no longer be entitled to participate in the designation of the Group Director.

iStar’s and BREDS’ respective rights, undertakings and obligations under the Corporate Governance Agreement will survive indefinitely until (i) we have redeemed all shares of Series D Preferred Stock, Series D Common Stock, Series E Preferred Stock and Series E Common Stock and (ii) our operating partnership has redeemed all Series D Preferred Partnership Units and Series E Preferred Partnership Units.

Board Membership Criteria

Our Board annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the Board. This assessment includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industry, or legal, accounting or financial management expertise. In considering possible candidates for election as a director, our Board is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Other considerations in director nominations include the candidate’s independence from conflicts of interest with the Company and the candidate’s ability to attend board meetings regularly and devote an appropriate amount of time in preparation for those meetings. In addition to the qualities aforementioned, in considering possible candidates for election as a director, the Board seeks individuals who:

•	understand our business and corporate structure, have knowledge of key competitors and markets and can assist with the formulation of corporate strategies;
•	can enhance the Company’s relationships with our investors and other sources of capital; and
•	understand finance matters, financial statements and the audit process, legal issues and public reporting.

Selection of Directors

Unless otherwise provided by our Charter or Maryland law, and subject to the Corporate Governance Agreement described above, our Board, in coordination with the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), as described below, is responsible for selecting its own nominees and recommending them for election by the stockholders. All director nominees stand for election by the stockholders annually.

Our Board will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Proposals for 2016 Annual Meeting of Stockholders” below. In evaluating any individuals proposed as potential directors by our stockholders, our Board, in coordination with the Nominating and Corporate Governance Committee, as described below, will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws, as amended (the “Bylaws”).

Information about Director Nominees

Stanley J. (“Jay”) Olander, Jr., age 60, has been the Chief Executive Officer (the “CEO”) and a director of the Company since December 2005, the President of the Company since January 2015, the Chief Financial Officer (the “CFO”) of the Company since March 2014 and the interim Chief Accounting Officer (the "CAO") since December 2014. From December 2006 until August 2012, he served as Chairman of our Board, and from April 2007 to March 2010, he served as our President. Mr. Olander also served as our CFO from November 2010 to June 2011. From January 2006 to 2012, Mr. Olander served as a managing member of ROC REIT Advisors, LLC (our “Former Advisor”). From December 2005 until November 2010, he served as Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC (“Grubb & Ellis REIT Advisor”), and from April 2007 until November 2010, he served as the President of Grubb & Ellis REIT Advisor. From December 2007 until November 2010, Mr. Olander served as the Executive Vice President, Multifamily Division of Grubb & Ellis Company, where he also served in various capacities within the organization from December 2005 until November 2010, including serving as Chief Executive Officer, President and Chairman of the Board of Directors of Grubb & Ellis Residential Management, Inc. from August 2007 until November 2010. From 1996 until April 2005, Mr. Olander served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc. (“Cornerstone”), a publicly traded apartment REIT listed on the NYSE with a market capitalization of $1.5 billion. In 2005, Mr. Olander oversaw the sale of Cornerstone. Mr. Olander has been responsible for the acquisition and financing of approximately 75,000 apartment units during his career. Mr. Olander also serves on the boards of directors of the Virginia Museum of Fine Arts Foundation and Greater Richmond SCAN. Mr. Olander received a B.S. in Business Administration from Radford University and an M.A. in Real Estate and Urban Land Development from Virginia Commonwealth University.

The Board selected Mr. Olander to serve as a director because he serves as our CEO, President and CFO and has previously served as the president and chief financial officer of a publicly traded apartment REIT. Mr. Olander has expansive knowledge of the real estate and multifamily housing industries and relationships with chief executives and other senior management at real estate, multifamily development and investment companies, as well as financial lending institutions. The Board believes that Mr. Olander brings strong operational and financial expertise to the Board.

Glenn W. Bunting, Jr., age 70, has been an independent director since December 2005. He was President of American KB Properties, Inc., which developed and managed shopping centers, from 1985 until mid-2010. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple REIT Co., where he serves as chair of the compensation committee and a member of the executive and audit committees. Mr. Bunting received a B.S. in Business Administration from Campbell University.

The Board selected Mr. Bunting to serve as a director due to his knowledge of the real estate and publicly registered non-traded and traded REIT industries and his service on the boards of directors of several non-traded and traded REITs. The Board believes that Mr. Bunting’s publicly registered non-traded and traded REIT experience will result in assisting us in developing our long-term strategy.

Karl Frey, age 54, has been an independent director since June 2013. Mr. Frey is an Executive Vice President of iStar Land Company and has more than 30 years of real estate investment experience. Mr. Frey joined iStar in August 2011. Prior to joining iStar, Mr. Frey was a Managing Director of Starwood Capital from November 2007 to August 2011. Mr. Frey has been responsible for real estate finance, investment and development of commercial projects for institutional investors and owners, including MetLife, AIG, Prudential (PruExpress), The Home Depot, Insignia and Starwood Capital. Mr. Frey is a council member of the Urban Land Institute. Mr. Frey graduated from MIT in 1983 after attending on a full Navy/Marine Corps scholarship.

The Board selected Mr. Frey to serve as a director because of his expansive real estate investment experience.

Ronald D. Gaither, age 57, has been an independent director since June 2012. Mr. Gaither joined Green Bear Real Estate Capital, LLC (“Green Bear”) in 2009 as its managing partner. Green Bear provides investment advisory services and arranges debt and equity capital for real estate projects. From 1999 until 2008, Mr. Gaither served as Executive Vice President and Chief Operating Officer for Arbor Commercial Mortgage, LLC (“Arbor”). Arbor and its affiliates provided commercial and multifamily mortgages through Fannie Mae, FHA and conduit securitization. Arbor also manages a publicly traded REIT, Arbor Realty Trust, which provides bridge loans, mezzanine debt and preferred equity for commercial real estate projects. Mr. Gaither was Senior Credit Officer for PNC Mortgage Corporation (“PNC”) located in Chicago, Illinois from 1997-1998. While at PNC, he was appointed to the Freddie Mac lender advisory board, PNC Mortgage Asset Liability Management Committee, and served on the board of directors for PNC Captive Reinsurance Corporation. Mr. Gaither joined Amerin Guaranty Corporation, which operates as a mortgage guaranty insurer, in 1996 until 1997 as Senior Operations and Risk Manager. From 1990 to 1996, Mr. Gaither was a Senior Vice President with Prudential Home Mortgage Corporation (“Prudential”). He was appointed Corporate Treasurer of Prudential in 1991 where he arranged and managed a $1.0 billion syndicated credit facility. In 1994, he was appointed Senior Credit Policy Officer and was responsible for working with the rating agencies Fannie Mae, Freddie Mac and private securities investors on all credit policy issues. Mr. Gaither serves as CEO and President and is also on the board of directors for FirstCity Bank of Commerce in North Palm Beach, Florida. Mr. Gaither has served on the advisory board for the Sam Zell Real Estate Institute at the Wharton Graduate School and on the board of directors of the Real Estate Executive Counsel. Mr. Gaither received a B.A. in Business Administration from Winston-Salem State University and a M.S. in Management from the Kellogg Graduate School of Management at Northwestern University.

The Board selected Mr. Gaither to serve as a director because of his expansive real estate investment experience.

Avi Israeli, age 52, has been a director of the Company since March 2015. Since 2000, Mr. Israeli has been Vice President, Business Development of EL (Tel Aviv Stock Exchange (“TASE”)), which is the parent company of a $2 billion diversified international group of companies traded on the TASE and an affiliate of ELRH. EL and its subsidiaries deliver comprehensive turnkey solutions in electromechanical systems, real estate development and construction, facility management and large-scale infrastructure. Since 2014, Mr. Israeli has served as chairman of the board of Electra Real Estate Ltd. (TASE) (“Electra RE”), one of EL’s publicly traded subsidiaries. In addition, Mr. Israeli has served as a director of Electra Consumer Products (1970) Ltd., a majority-owned subsidiary of Electra RE, since 2007. Prior to joining the Elco companies, Mr. Israeli was an investment banker in corporate finance with Barclays de Zoete Wedd (London), Poalim Capital Markets & Investments (Tel Aviv) and Tamir Fishman & Co. (Tel Aviv). Mr. Israeli received an L.L.B. from Hebrew University, an M.B.A. from Insead and a certificate from the Advanced Management Program (AMP/168) at Harvard Business School. Mr. Israeli is also a member of the Israel Bar Association.

The Board selected Mr. Israeli to serve as a director because of his experience at EL and as the chairman of the board of Electra, as well as his membership on the boards of directors of the various other Elco affiliates and his significant real estate acquisition experience.

Edward M. Kobel, age 57, has been an independent director since August 2012 and has served as Chairman of our Board since January 2015. Mr. Kobel is a co-founder of and serves as the President and Chief Operating Officer of DeBartolo Development, LLC (“DeBartolo Development”), a real estate investment firm, which holds $1.8 billion in developments and land, since 2003, and is responsible for that company’s strategy, execution and capitalization. Mr. Kobel also co-founded the Community Reinvestment Partners, a fund that intends to invest into value added real estate in the states of North Carolina, South Carolina, Georgia, Florida and Alabama, and the DeBartolo Community Retail Fund L.P., which is a national fund to acquire value-added retail nationwide. Prior to overseeing DeBartolo Development, Mr. Kobel served as a partner of Fortis Advisors, an affiliate company of the DeBartolo Property Group, where he managed $600 million in real estate projects. Before joining Fortis Advisors, Mr. Kobel founded Trinity Development, which was primarily engaged in new retail development as well as value-added shopping center redevelopment and completed over $300 million in retail development. Mr. Kobel has completed near $4 billion of real estate transactions since June 2009. Currently, he has $1.2 billion of apartments under development around the United States. Throughout his professional career, Mr. Kobel has been a champion of charitable causes, devoting his time and leadership to multiple non-profit organizations and was awarded the Outstanding Professional and Community Citizenship award from Tampa Mayor Pam Lorio. Mr. Kobel is the chairman of Lifework Leadership, a leadership development program that provides ethical leadership training for business and community leaders, and sits on the board of several non-profit organizations.

The Board selected Mr. Kobel to serve as a director because of his strong real estate and financial expertise.

Michael Nash, age 54, has been an independent director since April 2014. Mr. Nash is a Senior Managing Director in the Real Estate Group of Blackstone and the Chief Investment Officer of Blackstone Real Estate Debt Strategies, each based in New York. He is also a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors. Prior to joining Blackstone in 2007, Mr. Nash was with Merrill Lynch from 1997 to 2007 where he led the firm’s Real Estate Principal Investment Group−Americas. Mr. Nash currently serves as the Executive Chairman of the board of directors of Blackstone Mortgage Trust Inc., the Chairman of the board of directors of the Blackstone Real Estate Income Funds, which is a complex of registered closed-end funds, a board member of La Quinta Holdings Inc., and a board member of Hudson Pacific Properties. Mr. Nash received a B.S. in Accounting from State University of New York at Albany and an M.B.A. in Finance from the Stern School of Business at New York University.

The Board selected Mr. Nash to serve as a director because of his vast experience in real estate investment and capital markets.

Michael Salkind, age 48, has been a director since August 2012. Mr. Salkind has been the Co-Managing Director of EL, one of the largest Israel conglomerates with global operations, since December 1, 1999, and a member of its board of directors since October 5, 2011. He is also the chairman of the board of directors of Electra Ltd. (TASE) (“Electra”), Elco’s group of companies for construction and infrastructure, since May 30, 2010 and a member of the board of directors since July 7, 2008. Mr. Salkind is also a member of the board of directors of various other affiliates of EL, including Electra Consumer Products (1970) Ltd. (TASE) since December 1997, Electra RE since July 2004, Elco North America, Inc. (“ENA”) since April 2008 and Elco North America II, Inc. since December 2012. He received a B.S. in Business Administration from Boston University and an M.B.A. from Columbia University.

The Board selected Mr. Salkind to serve as a director because of his experience as the co-managing director of EL and as the chairman of the board of directors of Electra, as well as his membership on the boards of directors of the various other Elco affiliates and his significant real estate acquisition experience.

Howard Silver, age 60, has been an independent director since January 2014. From 1998 to 2007, Mr. Silver was President and Chief Executive Officer of Equity Inns, Inc. (“Equity Inns”), a former NYSE listed company. Mr. Silver also served as Chief Financial Officer and Chief Operating Officer of Equity Inns from 1994 to 2004. Until the sale of Equity Inns to Whitehall Global Real Estate Funds in October 2007, Equity Inns was the largest hotel REIT focused on the upscale extended stay, all suite and midscale limited service segments of the hotel industry. Prior to joining Equity Inns, Mr. Silver was employed by E&Y from 1987 to 1992 and by Pricewaterhouse Coopers (formerly Coopers & Lybrand L.L.P.) from 1978 to 1986, both global accounting firms. Mr. Silver currently serves on the boards of directors of Education Realty Trust, a public student housing REIT, Jernigan Capital, Inc., a self-storage mortgage REIT, Ridgeway Country Club and the Memphis Jewish Community Center. Mr. Silver also served on the boards of directors of CapLease, Inc., a public net lease REIT, from 2004 to 2013 and Great Wolf Resorts, Inc., a public indoor water park resort company, from 2004 to 2012. Mr. Silver holds a B.S. in Accountancy from the University of Memphis and has been a Certified Public Accountant since 1980.

The Board selected Mr. Silver to serve as a director because of his strong real estate experience and financial expertise.

THE BOARD RECOMMENDS YOU VOTE “FOR”
ALL NOMINEES FOR ELECTION AS DIRECTORS.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below. For biographical information regarding Mr. Olander, our CEO, President, CFO and interim CAO, see “— Information about Director Nominees” above.

Gustav G. Remppies, age 54, has served as the Chief Administrative Officer of the Company since April 2013 and the Chief Operating Officer since December 2014. Mr. Remppies previously served as President of the Company from March 2010 until April 2013. From November 2010 until August 2012, Mr. Remppies served as Secretary of the Company, and from December 2005 until March 2010, as Executive Vice President and Chief Investment Officer. Mr. Remppies has also been a managing member of our Former Advisor since January 2006. Mr. Remppies served as Executive Vice President and Chief Investment Officer of Grubb & Ellis REIT Advisor from December 2005 until November 2010. Mr. Remppies served in various capacities with Grubb & Ellis Company or its affiliates from December 2005 until November 2010, including Executive Vice President of Grubb & Ellis Residential Management, Inc. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisitions of Cornerstone, and from 2003 to April 2005, he served as its Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financings and development for Cornerstone. During his tenure at Cornerstone, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, at Cornerstone he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. Mr. Remppies received a B.S. degree in Business Administration from the University of Richmond.

B. Mechelle Lafon, age 44, has served as Assistant CFO of the Company since April 2013, having previously served as the CFO from June 2011 until April 2013. Ms. Lafon also acts as Treasurer of the Company. Ms. Lafon served as our controller from December 2010 until June 2011. Prior to joining the Company, from 1999 to June 2008, Ms. Lafon worked at UDR, Inc., formerly United Dominion Realty Trust, Inc. (“UDR”), and from June 2001 to June 2008, she served as UDR’s corporate controller. From 1996 to 1999, Ms. Lafon was on the audit staff of Keiter, Stephens, Hurst, Gary & Shreaves, P.C. From 1994 to 1996, she was the senior internal auditor of First Virginia Bank, Inc. Ms. Lafon received a B.A. in Business Administration from James Madison University and is a Certified Public Accountant.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board held 22 meetings during the fiscal year ended December 31, 2014. Each of our incumbent directors attended at least 75% of the aggregate total number of meetings of our Board of held during the period for which he or she served as a director. In addition, all but one of our incumbent directors attended at least 75% of the aggregate total number of meetings held by the committees of our Board (the “Committees”) on which he or she served during the periods in which he or she served. Mr. Kobel attended less than 75% of the aggregate total number of meetings held by the Committees on which he served during the periods in which he served.

Director Attendance at Annual Meetings of Stockholders

Although we have no policy regarding attendance by the members of our Board at our annual meetings, we invite and encourage the members of our Board to attend our annual meetings to foster communication between stockholders and our Board. Six of the nine members who then served on our Board attended the 2014 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of our Board may do so by writing to: Landmark Apartment Trust, Inc., Board of Directors, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board as deemed appropriate by our Secretary depending on the facts and circumstances outlined in the communication received.

Director Independence

We currently have a nine-member Board. Following the election of directors at the Annual Meeting, we will continue to have a nine-member Board. A majority of our directors are “independent directors.” Three of our directors, Messrs. Olander, Salkind and Israeli, are not considered to be independent directors. Each of our independent directors would qualify as independent under the NYSE rules, and the members of the Audit Committee of our Board (the “Audit Committee”) would also qualify as independent under the NYSE rules applicable to Audit Committee members. However, our stock is not listed on the NYSE.

Board Leadership Structure

Mr. Olander serves as our CEO, President, CFO and interim CAO, and since January 29, 2015, Mr. Kobel has served as Chairman of our Board. The independent directors believe that it is in our best interest to retain flexibility in determining whether to separate or combine the roles of CEO and Chairman of the Board based on our circumstances. Accordingly, the roles of Chairman of the Board and CEO are currently separate and our Chairman of the Board is an independent director. Our Board believes that at the current time this structure is best for the Company as it allows our CEO to focus on the Company’s strategy, business and operations, while enabling our Chairman of the Board to assist with board matters and serve as a liaison between the Board and the Company’s management. The Board also believes that this leadership structure aids in the Board’s oversight of risk and strengthens risk management.

In addition, our Board believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including the risks it faces, with a non-management Chairman and through the composition of the Board, the strong leadership of the independent directors and the independent committees of the Board, as well as the other corporate governance structures and processes already in place. Six of the nine current nominees to the Board are non-management directors and are independent under the NYSE listing standards. All of the Company’s directors are free to suggest the inclusion of items on the agenda for meetings of the Board or raise subjects that are not on the agenda for that meeting. In addition, the Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also meets in executive sessions of only non-management directors at times deemed appropriate by the Chairman, or previously by the lead independent director, in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management. Our governance practices are reflected in our Code of Ethics (the “Code of Ethics”) and Code of Ethics and Conflict of Interest Policy (the “Conflict of Interest Policy”) we have adopted. Some of the relevant processes and other corporate governance practices include:

•	A majority of our directors are independent directors.
•	Each director is an equal participant in decisions made by the full Board.
•	Each of our committees, including the Audit Committee, is comprised entirely of independent directors.
•	Each of our directors is elected annually by our stockholders.

Committees of Our Board of Directors

We have three standing committees of our Board: the Audit Committee, the Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee. From time to time, our Board may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board meeting, provided that at least a majority of the members of each such committee are independent directors.

Audit Committee. The Audit Committee is responsible for, among other things, assisting our Board with oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory financial disclosure requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s internal audit function and independent auditor.

The Audit Committee must be comprised of a minimum of three individuals, a majority of whom must be independent directors. Currently, the Audit Committee includes Messrs. Bunting, Gaither, Kobel and Silver, each of whom is an independent director. Mr. Silver is designated an “audit committee financial expert,” as defined in the applicable SEC regulations, and serves as the Audit Committee chairman. The Audit Committee held 19 meetings during the year ended December 31, 2014. The Audit Committee charter can be found in the “Corporate Governance” section of our website at www.latapts.com.

Compensation Committee. The Compensation Committee is responsible for, among other things, assisting our Board with:

•	reviewing the Company’s compensation philosophy;

•	reviewing annually the corporate goals and objectives related to the compensation of executive officers;

•	evaluating the performance of the executive officers in light of the corporate goals;

•	setting compensation levels of the executive officers;

•	reviewing and approving annually the compensation structure for the Company’s executive officers and the Board;

•	overseeing the process for identifying and addressing any material risks related to the Company’s compensation policies; and

•	approving and authorizing the Company to enter into any employment agreements, severance arrangements, change in control provisions and other compensation-related agreements.

The Compensation Committee presently consists of Messrs. Bunting, Frey, Gaither and Kobel, with Mr. Gaither serving as its chairman. The Compensation Committee establishes salaries of our executive officers and the incentive compensation for our directors and employees. Each of the members of the Compensation Committee is an independent director. The Compensation Committee held nine meetings during the year ended December 31, 2014. The Compensation Committee charter can be found in the “Corporate Governance” section of our website at www.latapts.com.

In the second half of 2013, with the assistance of management, the Compensation Committee engaged in a search for a compensation consultant, ultimately deciding between two reputable firms. Following review and consideration of the proposals received, the Compensation Committee retained FPL Associates L.P. (“FPL Associates”) to conduct a compensation analysis covering the Company’s executives, to provide guidance for any proposed changes to our executive compensation program and to assist the Compensation Committee with the development of any new compensation arrangements. The Compensation Committee considered the independence of FPL Associates under applicable SEC and NYSE rules and concluded that there was no conflict of interest.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	making recommendations of nominations for directors;

•	considering any stockholder nominations for director made in accordance with our bylaws;

•	recommending corporate governance policies;

•	leading the Board in its annual review of the Board’s performance, evaluating and resolving potential conflicts of interest; and

•	monitoring the Company’s compliance with corporate governance requirements of state and federal laws.

The Nominating and Corporate Governance Committee presently consists of Messrs. Bunting, Frey and Gaither, with Mr. Bunting serving as its chairman. All of the members of the Nominating and Corporate Governance Committee are independent directors. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2014. The Nominating and Corporate Governance Committee charter can be found in the “Corporate Governance” section of our website at www.latapts.com.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, however it and the Board seek to recommend director nominees that represent a mix of backgrounds, skills and experience in order to enhance the Board deliberations and discussions.

Director Nominations

Subject to the terms of our Corporate Governance Agreement described above, our Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board that are willing to continue in service. Current members of our Board with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board does not wish to continue in service or if our Nominating and Corporate Governance Committee decides not to recommend such member for re-election, our Nominating and Corporate Governance Committee and Board will review the desired skills and experience of a new nominee.

Our Nominating and Corporate Governance Committee will consider nominees for our Board recommended by stockholders. Nominations should be delivered to: Landmark Apartment Trust, Inc., Board of Directors, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. Nominations must include the full name, age, business address and residential address of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, a description of the class, series and number of shares of our stock owned by the proposed nominee, the dates such shares were acquired and the investment intent related to such acquisition, and all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors or otherwise required pursuant to the Exchange Act. Any such submission must be accompanied by a representation that the nominating stockholder is a beneficial or record owner of our stock and the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Alternatively, stockholders may submit nominees directly for inclusion in the proxy according to the procedures set forth in “Proposals for 2016 Annual Meeting of Stockholders.”

Qualified candidates for membership on our Board will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board and Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board. Our Board, upon recommendation from the Nominating and Corporate Governance Committee, will recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors’ Role in Risk Oversight

Our Board is actively involved in overseeing risks associated with our business strategies and decisions. This oversight is conducted primarily through our Committees, as disclosed in the descriptions of each of the Committees above, and more fully in their respective charters, but the full Board has retained responsibility for general oversight of such risks. The Board satisfies this responsibility through full reports by each Committee chair regarding the Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

At the present time, we have determined that any risks from our compensation programs and policies are not reasonably likely to have a materially adverse effect on us. We believe that our compensation programs and policies mitigate risk by combining competitive salaries, discretionary and performance-based bonuses and equity incentives that align the interests of our executive officers and stockholders, thereby reducing the incentives to unnecessary risk taking. In addition, the Compensation Committee is responsible for assuring that our compensation structures for our executive officers reduce the incentives to excessive or unnecessary risk-taking.

Codes of Business Conduct and Ethics

Our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our senior management resolve ethical issues in an increasingly complex business environment, applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics covers topics including, but not limited to, conflicts of interest, policies and procedures for financial records and periodic reports, record retention and compliance with laws and regulations.

Our Conflict of Interest Policy, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and all members of our Board, covers topics including, but not limited to, conflicts of interest, record keeping, confidentiality of information, disclosure and compliance and reporting of illegal behavior.

The Code of Ethics can be found in the “Corporate Governance” section of our website at www.latapts.com. Stockholders may request a copy of each of the Code of Ethics and Conflict of Interest Policy, which will be provided without charge, by writing to: Landmark Apartment Trust, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. If in the future we amend, modify or waive a provision in either of the Code of Ethics or Conflict of Interest Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis included below in this proxy statement. Based on such review and discussions, the Compensation Committee has determined and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee:

Ronald D. Gaither (Chair)
Glenn W. Bunting, Jr.
Karl Frey
Edward M. Kobel

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following Compensation Discussion and Analysis (“CD&A”) discusses the total compensation for our named executive officers during 2014 and describes our overall compensation philosophy, objectives and practices. Our compensation philosophy and objectives generally apply to all of our employees. However, we may limit the availability of some of our compensation programs (such as retirement plans and health and welfare plans) to comply with regulatory requirements.

Our named executive officers for 2014 were the following five individuals, two of whom currently serve as executive officers of the Company and three of whom formerly served as executive officers of the Company:

Name	Position with Company
Stanley J. Olander, Jr.	CEO, President, CFO and interim CAO
Gustav G. Remppies	Chief Administrative Officer and Chief Operating Officer

Joseph G. Lubeck	Former Executive Chairman
James G. Miller	Former CFO, Chief Operating Officer and CAO
Elizabeth Truong	Former Chief Investment Officer

Mr. Olander has been our CEO since December 2005 and became our President on January 29, 2015, our CFO on March 20, 2014 and our interim CAO on December 11, 2014. Mr. Remppies became our Chief Operating Officer on December 11, 2014.

Our board and Mr. Lubeck and Ms. Truong decided to separate in late 2014 with a mutual understanding of severance terms.  On January 22, 2015, the Company and the former executives finalized and executed the separation agreements, which also included other provisions, including a general release with Mr. Lubeck and Ms. Truong. On December 15, 2014, the Company entered into a separation agreement with Mr. Miller, who served as our CFO until March 20, 2014, pursuant to which he resigned from the Company, effective December 11, 2014.

Overview of 2014 Performance

The Company acquired 14 multifamily apartment properties and sold four properties during 2014 for a total of 77 consolidated properties at December 31, 2014, compared to 67 properties at December 31, 2013. This growth resulted in an increase in revenues of $105.3 million from $156.9 million for the year ended December 31, 2013 to $262.2 million for the year ended December 31, 2014. In addition, our gross real estate investments increased $400 million from $1.5 billion at December 21, 2013 to $1.9 billion at December 31, 2014. The Company’s same store net operating income (the "NOI") increased by 5.7% from 2013 to 2014.1

Role of the Compensation Committee, Management and the Compensation Consultant

Compensation Committee. The Compensation Committee has been appointed to discharge the Board’s responsibilities relating to the establishment, administration and oversight of our policies, programs and procedures for the annual and long-term compensation of our named executive officers and to administer our employee benefit plans. The Compensation Committee, in consultation with its compensation consultant and management, developed a new executive compensation program in 2014, which is described in greater detail below in this CD&A.

1This is a non-GAAP financial measure. Reconciliation to a GAAP amount appears on Exhibit A to this proxy statement.

The Compensation Committee evaluates the effectiveness of the Company’s compensation programs by reviewing our performance as a whole and the performance of individual officers. In doing so, the Compensation Committee takes into account our strategy as annually presented to our Board, our fiscal performance both annually and for longer-term periods and the individual goals for each executive officer. To the extent that, based on these factors, together with information provided by its compensation consultant or that it otherwise gathers, the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to such programs as it deems appropriate.

The Compensation Committee evaluates the risks and rewards associated with our overall compensation philosophy and structure and believes that, through a combination of our compensation program design and features, as outlined below, and procedures of the Board and management, undue risk-taking is mitigated.

•
Our compensation program rewards our named executive officers based on performance across multiple metrics, not just a single metric. Further, the selected metrics have a push-pull tension across them that help to counterbalance and mitigate risk.

•	The Compensation Committee evaluates performance based on both objective and subjective criteria.

•	Our compensation program has both short-term performance goals as well as long-term (multi-year) goals.

•	Our compensation program incorporates both absolute performance and relative performance against our peers.

Management. The Compensation Committee considered input from, among others, Mr. Olander in connection with the development of our executive compensation program in 2014. Other members of management also played a role in developing our executive compensation program in 2014. The compensation for Mr. Olander has been approved by our full Board, which ultimately has responsibility for approving the compensation of the CEO.

Compensation Consultant. In the second half of 2013, the Compensation Committee retained FPL Associates as its independent compensation consultant to conduct a compensation analysis covering the Company’s executives, to provide guidance for any proposed changes to our executive compensation program and to assist the Compensation Committee with the development of any new compensation arrangements. In 2014, FPL Associates assisted the Compensation Committee in examining competitive compensation practices and analyzing peer group data, and provided recommendations for further development of the executive compensation program, including short-term and long-term incentive programs, the setting of performance measurements and goals and the addition of a clawback feature. Based, in part, on the recommendations of FPL Associates, the Compensation Committee approved and the Board adopted our current executive compensation program in 2014, which is discussed in greater detail below in this CD&A.

Results from the 2012 Annual Meeting Non-Binding Vote on Executive Compensation

At our 2012 Annual Meeting of Stockholders, the ballot included our first non-binding, advisory vote on the compensation of our named executive officers, commonly known as “say on pay.”  Approximately 83% of the votes cast voted “FOR” the compensation of the Assistant CFO, who was our only paid executive officer during 2011 and acted as our CFO as of such date, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders. The Compensation Committee viewed the results of this advisory vote on the compensation of our named executive officers to be an endorsement of our executive compensation program by the stockholders who voted at the 2012 annual meeting. As a result, no changes were made to the executive compensation program in connection with the vote.

At our 2012 Annual Meeting of Stockholders, the stockholders also voted, by non-binding vote, on the frequency with which a non-binding advisory vote on named executive officer compensation will be requested from stockholders. Approximately 67% of the votes cast voted that the advisory vote on the compensation paid to the named executive officers of the Company should occur every three years. In accordance with the voting results on this advisory proposal, the Board determined that the Company would hold an advisory vote on named executive officer compensation every three years. Accordingly, we are holding such an advisory vote on the named executive officer compensation at the Annual Meeting, as described below in Proposal 2. Our next non-binding stockholder advisory vote on the frequency with which a non-binding advisory vote on named executive officer compensation will be requested from stockholders will occur at our 2018 Annual Meeting of Stockholders.

Compensation Philosophy and Objectives

General Philosophy.    We believe the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. We believe our executive compensation program enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our named executive officers’ engagement, focus, motivation and enthusiasm for our future.

We consider many factors in determining appropriate compensation levels for each named executive officer. These considerations may include:

•	our analyses of competitive compensation practices;

•
the Compensation Committee’s evaluation of the executive officers’ individual performance and contributions to performance goals which could include, but are not limited to, funds from operations growth and total stockholder return growth;

•	Company performance, including comparisons to market;

•	operational management, such as project milestones and process improvements;

•	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;

•	individual expertise, skills and knowledge;

•	leadership, including developing and motivating employees, collaborating within the Company, attracting and retaining employees and personal development; and

•	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the Company.

We do not have a pre-defined framework that determines which of these factors may be more or less important. The emphasis placed on specific factors may vary among the named executive officers. The Compensation Committee considered these and other relevant factors in developing our executive compensation program, entering the new employment agreements with certain of our named executive officers, and setting the base salary amounts and short-term and long-term incentive opportunities for our named executive officers in 2014. The Compensation Committee will continue to consider these and other relevant factors, along with competitive data, in determining our CEO’s compensation in the future. The Compensation Committee and our CEO will follow a similar practice to determine the basis of the other executive officers’ compensation in the future.

Objectives. The main objectives of our executive officer compensation program are to retain and attract employees necessary to operate and grow our business and to align the interests of our executive officers with the interests of our stockholders. To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term stockholder value. We and our competitors recruit from a limited pool of resources for individuals who are highly experienced, successful and well regarded. Accordingly, we designed our executive compensation program to link annual and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives and to align executive officers’ interests with stockholder value creation.

To achieve these objectives, the Compensation Committee worked with FPL Associates to review and approve corporate goals and objectives relevant to the compensation of our executive officers, to evaluate executive officer performance in light of those goals and to set executive officer compensation levels based on this evaluation. The Compensation Committee set the components of our executive compensation program to be competitive with other REITs, taking into account individually each component of compensation.

The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation, which are as follows:

•	to attract, retain and reward executive officers who have the motivation, experience and skills to continue our track record of profitability, growth and attractive total stockholder return;

•	to link compensation with enhancing stockholder value, given market conditions;

•
to base each executive officer’s compensation on the appropriate blend of corporate and individual goals, with top executive officers accountable for earnings, balance sheet management and strategic planning, ultimately delivering long-term total stockholder return;

•	to set total compensation to be competitive with similarly situated public real estate companies across the multifamily sector;

•	to set total compensation at a level that is fair and equitable when viewed both internally and externally;

•	to provide most of each top executive officer’s total compensation as variable compensation in a pay-for-performance setting through a combination of annual bonuses and long-term equity awards; and

•	to provide an appropriate portion of total compensation as performance-based equity awards that aligns our executive officers’ interests with the interests of our stockholders.

Executive Compensation Practices

The table below highlights certain practices that we follow in our executive compensation program and others that we have avoided because we believe doing so is in the interests of our stockholders:

☑ Pay for Performance. Compensation paid under our short-term incentive program and our long-term incentive program is based on a mixture of performance metrics.	☒ No Excessive Perquisites. We do not provide any supplemental executive retirement plans, company cars, club memberships or other significant perquisites.
☑    Pay for Performance Compensation Mix. The overall compensation opportunity that is fixed is limited while a significant portion is at-risk and can only be earned based on the achievement of certain criteria.
☒ No Executive Retirement or Health Benefits. Our executive officers participate in the same retirement and health plans as our other employees.
☑    Clawback Policy. The independent directors of our Board may, in their discretion, recoup all or a portion of the bonus or incentive compensation paid to an executive officer if they determine that our financial results were restated or materially misstated due in whole or in part to intentional fraud or misconduct by one or more of our executive officers.

☒    No Dividends on Unearned Performance Awards. We do not pay dividends with respect to performance-based equity awards unless and until the awards are earned. If performance is achieved, and therefore awards are earned, the holder will be entitled to the dividends that would have been paid had the number of earned awards been issued at the beginning of the performance period.

☑ Independent Compensation Consultant. The Compensation Committee retained an independent compensation consulting firm, FPL Associates, with expertise in the REIT industry.
☑ Compensation Risk Assessment. The Compensation Committee conducted a compensation risk assessment to ensure that the executive compensation program does not encourage excessively risky behaviors.

Use of Benchmarking and Peer Group Data

In connection with its analysis of the compensation of our executives, FPL Associates identified, and the Compensation Committee approved, the following peer group, which was used by the Compensation Committee for benchmarking and reviewing the executive compensation program:

Associated Estates Realty Corporation
BRE Properties, Inc.
Camden Property Trust
Colonial Properties Trust
Cousins Properties Incorporated
Education Realty Trust, Inc.
Hersha Hospitality Trust
Home Properties, Inc.
Mid-America Apartment Communities, Inc.
Post Properties, Inc.
Rouse Properties, Inc.

BRE Properties, Inc. and Colonial Properties Trust have each been acquired and will therefore no longer be included in the peer group on a going forward basis. The members of the peer group were selected because of their similarity to the Company in terms of size, type of property focus, complexity of operations and/or geography. Generally, FPL’s analysis compared our executives’ base salary, total annual cash compensation, long-term incentive award value and total remuneration against the peer group on an individualized basis, as well as an aggregate group. FPL’s compensation analysis also considered compensation trends in the broader REIT market. The Compensation Committee, in its discretion in setting the compensation elements and levels for the named executive officers, took into consideration this data, as well as other factors. Although the Compensation Committee does review the executive compensation programs of our peers, the Compensation Committee does not target a specific percentile range within the peer group when determining a named executive officer’s compensation.

Elements of our Executive Officer Compensation Program

We have a straightforward compensation program. The three main elements are annual base salary, annual incentive awards under our short-term incentive program and equity incentive awards under our long-term incentive program. We believe that each of these elements helps us attract and retain executive officers. The specific purpose of each element is described below.

Base Salary.  We provide an annual salary to each named executive officer as an economic consideration for the executive’s level of responsibility, expertise, skills, knowledge and experience. Consistent with our pay-for-performance philosophy, we believe that base salary should be a relatively small portion of an executive’s total compensation. Each named executive officer who is currently serving as an executive officer of the Company had the following base salary in 2014: (i) Mr. Olander, $625,000; and (ii) Mr. Remppies, $300,000. Each named executive officer who is a former executive officer of the Company had the following base salary in 2014: (i) Mr. Lubeck, $675,000; (ii) Mr. Miller, $350,000; and (iii) Ms. Truong, $300,000. For each named executive officer other than Mr. Remppies, the foregoing amount represents an increase from his or her base salary in 2013. The increased amounts were approved by the Compensation Committee after consultation with FPL Associates based on competitive market practices and each executive’s personal contributions to the Company, unique qualifications and skill sets.

Annual Incentives.  Annual incentives are part of our named executive officers’ annual compensation and one component of variable compensation. The Compensation Committee believes that this element of our compensation program helps to motivate named executive officers to strive to attain our annual goals. During 2014, the Compensation Committee and the Board approved a new short-term incentive program (the “STIP”), pursuant to which the named executive officers are eligible to earn annual performance bonuses. The purpose of the STIP is to emphasize short-term (i.e., annual) goals across key corporate, financial and operating metrics.

Each named executive officer participated in the STIP during calendar year 2014, other than Mr. Remppies. Mr. Remppies was eligible to receive a target annual bonus of $600,000 for calendar year 2014 based on his performance and the Company’s performance during the year, as determined by the Compensation Committee in its discretion.

The payment of annual bonuses under the STIP to the named executive officers is subject to the achievement of performance criteria established annually by the Compensation Committee, which will be based 80% on corporate goals and 20% on individual goals. Annual incentives under the STIP are generally payable 50% in cash and 50% in equity.

Annual incentives under the STIP are expressed at threshold, target and maximum levels. The threshold, target and maximum annual bonus levels for Mr. Olander for calendar year 2014 were $350,000, $700,000 and $1,050,000, respectively.

The threshold, target and maximum annual bonus levels for calendar year 2014 for each named executive officer who is a former executive officer of the Company were: $325,000, $650,000 and $975,000 for Mr. Lubeck; $150,000, $300,000 and $450,000 for Mr. Miller; and $125,000, $250,000 and $375,000 for Ms. Truong. Messrs. Lubeck and Miller, and Ms. Truong, were not entitled to receive a STIP bonus for calendar year 2014 due to their respective resignations from the Company prior to the payment of such bonuses.

The corporate performance goals under the STIP for 2014 were as follows:

Performance Metric	Threshold	Target	Maximum
Modified AFFO (1)	$58.5 million	$62 million	$65 million
Same-Store NOI	3%	4%	5%
Operating Performance of Redevelopment Activities	105%	100%	95%
Transactional Activity and Balance Sheet Management	Performance subjectively reviewed by the Compensation Committee

(1)
The Compensation Committee initially set the threshold, target and maximum levels for the modified AFFO metric at $63 million, $66.7 million and $70 million, respectively. The Compensation Committee determined to adjust each level downward by approximately $4.4 million to reflect certain acquisitions and dispositions of properties that occurred during 2014, and to reflect various transactional related expenses and restructuring expenses directed by and approved by the Board.

In the event the Company’s actual performance does not meet the threshold level for a performance metric, as set forth in the table above, no portion of the annual bonus will be earned in respect of such metric. If the Company’s actual performance for the calendar year is above the maximum level for a performance metric, as set forth in the table above, the amount of the annual bonus that may be earned in respect of such performance metric will be capped at the maximum level.

The Company’s modified adjusted funds from operations for 2014 was approximately $59.1 million, which was between the threshold and target performance levels that were established for this performance metric. Modified adjusted funds from operations is calculated by taking our adjusted funds from operations (“AFFO”) for 2014 of approximately $52.1 million, and adding back our non-recurring corporate expenses for 2014 of approximately $7 million. Modified AFFO is a non-GAAP financial measure. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Adjusted Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 for a reconciliation of our GAAP net loss to AFFO for the years ended December 31, 2014, 2013 and 2012.

The Company’s same store NOI2 increased by 5.7% from 2013 to 2014, which was greater than the maximum performance level that was established for this performance metric.

2This is a non-GAAP financial measure. Reconciliation to a GAAP amount appears on Exhibit A to this proxy statement.

The Compensation Committee determined that the operating performance of redevelopment activities performance metric3, which measures actual capital expenditures versus budgeted capital expenditures with respect to selected redevelopment projects, was achieved at the 102% level, which was between the threshold and target levels established for this performance metric. In determining the appropriate annual bonus amount for each named executive officer who participated in the STIP in 2014, the Compensation Committee also considered, as an additional qualitative measure to assess the Company’s performance during 2014, our average revenue per occupied redevelopment unit, which increased by 12% in the aggregate for our 20 redevelopment properties versus our budgeted increase of 7%. This measure compares the revenue for each of our 20 redevelopment properties for the month of December 2014 to the revenue for each such property for the month during which the redevelopment project commenced, which ranged from September 2013 to February 2014.

Based on its subjective review of the Company’s transactional activity during 2014, including the Company’s execution of property acquisitions during 2014, the Compensation Committee determined that the Company achieved the transactional activity and balance sheet management performance metric during 2014. Management met its acquisition and disposition goals as set out in its 2014 budget plan. We purchased 14 properties at a combined purchase price of $406.8 million, as set out in management’s 2014 budget. In addition, we sold four apartment communities for a combined sales price of $55.1 million and refinanced two mortgages totaling $31.1 million in accordance with our plan.

Based on the achievement of the performance metrics, on April 9, 2015, the Compensation Committee approved a $540,000 annual bonus for Mr. Olander for 2014, of which $100,000 was paid in the form of cash and $440,000 was paid in the form of a grant of 53,987.73 fully vested LTIP Units, which were granted on April 9, 2015. The number of LTIP Units granted to Mr. Olander was based on the fair market value per share of our common stock on the date of grant ($8.15). Although the STIP contemplates that annual incentives will be payable 50% in cash and 50% in equity, the Compensation Committee determined that it was in the best interests of the Company and our stockholders if a larger portion (approximately 81%) of Mr. Olander’s annual incentive was paid in equity.

On April 9, 2015, the Compensation Committee approved a $600,000 annual bonus for Mr. Remppies based on its subjective determination of his overall performance and the Company’s overall performance during 2014, of which $300,000 was paid in the form of cash and $300,000 was paid in the form of a grant of 36,809.82 fully vested LTIP Units, which were granted on April 9, 2015. The number of LTIP Units granted to Mr. Remppies was based on the fair market value per share of our common stock on the date of grant ($8.15).

The other named executive officers were not entitled to receive a STIP bonus for 2014 due to their respective resignations from the Company prior to the payment of such bonuses.

Long-Term Equity Incentives.  We provide equity incentives in the form of stock-based compensation, which has consisted of long-term incentive plan units (“LTIP Units”). LTIP Units, which represent interests in the operating partnership that are structured as a profits interest in the operating partnership, are described further in the “Executive Compensation” section of this proxy statement in the narrative disclosure to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2014 Table.” We offer stock-based compensation as an incentive to build long-term stockholder value, to align the interests of executive officers and stockholders and to retain executive officers through what we hope will be long-term wealth creation in the value of their equity holdings, which may have vesting provisions that encourage continued employment.

On June 4, 2014, in connection with the closing of our acquisition of the Andros Isles property, Messrs. Lubeck, Olander and Remppies were each granted 27,607 LTIP Units under the Company’s 2012 Other Equity-Based Award Plan (the “2012 Plan”), which were fully vested on the date of grant. These grants were made pursuant to the terms of each of Mr. Lubeck’s and Mr. Olander’s prior employment agreements, and Mr. Remppies’ existing employment agreement, with the Company, each dated August 3, 2012. On March 19, 2014, Mr. Miller and Ms. Truong were each granted equity bonus awards in the amount of 6,135 LTIP Units, which were fully vested on the date of grant, in recognition of their individual performance for the Company during 2013.

3This is a non-GAAP financial measure. Reconciliation to a GAAP amount appears on Exhibit A to this proxy statement.

Pursuant to his employment agreement with the Company, which is described below, the threshold, target and maximum equity compensation levels for Mr. Olander for calendar year 2014 were $300,000, $600,000 and $900,000, respectively. Pursuant to his employment agreement with the Company, which is described below, Mr. Remppies is eligible to receive an annual target equity compensation award of $300,000. Annual equity compensation awards are determined by the Compensation Committee based on its subjective determination of the overall performance of the executive and the Company during the year.

On April 9, 2015, the Compensation Committee granted Mr. Olander 153,374.23 LTIP Units in recognition of the Company’s and his performance during calendar year 2014. The LTIP Units had an aggregate grant date fair value of $1,250,000 based on the fair market value per share of our common stock on such date ($8.15). The LTIP Units vested immediately as to 48% of the shares upon grant, and 26% will vest on each of the first two anniversaries of April 9, 2015. In determining to grant Mr. Olander an equity award in excess of his maximum equity compensation level for calendar year 2014 pursuant to his employment agreement, the Compensation Committee took into account, among other factors, that Mr. Olander agreed to take on the roles of CFO and interim CAO in 2014, in addition to serving as our CEO. The following two charts illustrate the mix of compensation earned by Mr. Olander during 2014. As set forth in the charts, long-term incentive compensation comprised over 50% of Mr. Olander’s compensation for 2014, and equity comprised 70%.

On April 9, 2015, the Compensation Committee granted Mr. Remppies 18,404.91 LTIP Units in recognition of the Company’s and his performance during calendar year 2014. The LTIP Units had an aggregate grant date fair value of $150,000 based on the fair market value per share of our common stock on such date ($8.15). The LTIP Units vested immediately as to 25% of the shares upon grant, and 25% will vest on each of the first three anniversaries of April 9, 2015. In determining to grant Mr. Remppies this equity award for calendar year 2014, the Compensation Committee took into account, among other factors, that Mr. Remppies agreed to take on the role of Chief Operating Officer in 2014, in addition to serving as our Chief Administrative Officer.

Pursuant to their respective employment agreements with the Company, which have been superseded by their respective separation agreements with the Company, as described below, the threshold, target and maximum equity compensation levels for Messrs. Lubeck and Miller, and Ms. Truong, for calendar year 2014 were: $300,000, $600,000 and $900,000 for Mr. Lubeck; $125,000, $250,000 and $375,000 for Mr. Miller; and $100,000, $200,000 and $300,000 for Ms. Truong. Messrs. Lubeck and Miller, and Ms. Truong, were not entitled to receive an equity compensation award for calendar year 2014 due to their respective resignations from the Company prior to the grant of such awards.

Employment and Separation Agreements

We believe that employment agreements are an important tool for attracting and retaining executives. The Company entered into new employment agreements on July 21, 2014 with each of Messrs. Lubeck and Olander, and on July 23, 2014, with each of Mr. Miller and Ms. Truong. The new employment agreements replaced the existing employment agreements of Messrs. Lubeck and Olander, each dated as of August 3, 2012, and of Mr. Miller and Ms. Truong, each dated as of July 1, 2012 and amended on February 25, 2013. Mr. Remppies has an employment agreement with the Company, dated as of August 3, 2012.

The employment agreements with Mr. Olander and Mr. Remppies contain change in control provisions affecting the vesting and exercise of equity awards, which we believe prevents our executives from becoming distracted and provides an incentive for them to continue to seek to build stockholder value in the event that the Company considers a transaction which would be a change in control. The material terms of the employment agreements with Messrs. Olander and Remppies are described in the “Executive Compensation” section of this proxy statement in the narrative disclosure to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2014 Table.”

The employment agreements with Mr. Lubeck and Ms. Truong also contained change in control provisions affecting the vesting and exercise of equity awards. Although Mr. Lubeck and Ms. Truong are no longer employed by the Company, the terms of their employment agreements are required to be described herein pursuant to Item 402 of Regulation S-K. The material terms of such agreements are described in the “Executive Compensation” section of this proxy statement in the narrative disclosure to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2014 Table.”

In connection with his resignation from the Company, Mr. Miller entered into a separation agreement and general release with the Company, dated as of December 15, 2014, but effective as of December 11, 2014, which superseded his employment agreement with the Company, other than certain restrictive covenants contained therein. The material terms of the separation agreement and general release with Mr. Miller are described in “Potential Payments Upon Termination or Change in Control.”

Our board and Mr. Lubeck and Ms. Truong decided to separate in late 2014 with a mutual understanding of severance terms. On January 22, 2015, the Company and the former executives finalized and executed the separation agreements, which also included other provisions, including a general release with Mr. Lubeck and Ms. Truong. The material terms of these agreements are described in “Potential Payments Upon Termination or Change in Control.” The separation agreements superseded each of Mr. Lubeck’s and Ms. Truong’s employment agreements.

Clawback of Awards

Our Board adopted a clawback policy in 2014 in connection with the implementation of our new executive compensation program. The clawback policy provides that if, in the opinion of the independent directors of our Board, the Company’s financial results are restated or materially misstated due in whole or in part to intentional fraud or misconduct by one or more of the Company’s executive officers, the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence. The Company’s independent directors may, based upon the facts and circumstances surrounding the restatement, direct that the Company recovers all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted under the LTIP, to an executive officer. In addition, the independent directors may also seek to recoup any gains realized with respect to equity-based awards, including stock options and restricted stock units, regardless of when issued. The remedies that may be sought by the independent directors are subject to a number of conditions, including, that: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) the executive officer in question engaged in the intentional misconduct and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

Perquisites and Benefits

Perquisites are not a significant component of executive compensation. While employed by us, the Company paid Mr. Lubeck and Mr. Miller a monthly car allowance of $900 and $372, respectively. The Company’s 401(k) plan provides a discretionary matching contribution to all participants, including participating named executive officers, which is equal to 40% of employee deferrals that do not exceed 5% of eligible earnings (up to plan limits). In 2014, the Company gave each named executive officer a cash allowance which was intended to cover the costs of the executive’s portion of the premiums for medical, dental, vision, child life, spouse life, optional life, critical illness and accident insurance coverage under the Company’s plans. Our general policies applicable to all employees govern paid vacation and other time off.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”, and such section, “Section 162(m)”), a public company generally is limited to a $1 million deduction for compensation paid to its CEO or any of its three other most highly compensated executive officers (other than the chief financial officer). This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying performance-based. The Compensation Committee believes it is appropriate to take into account the $1 million limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1 million limit. However, our Board may approve compensation that will not meet these requirements in order to ensure competitive levels of compensation for our executive officers.

2015 Subsequent Events

Separation of Mr. Lubeck and Ms. Truong

Our board and Mr. Lubeck and Ms. Truong decided to separate in late 2014 with a mutual understanding of severance terms. On January 22, 2015, the Company and the former executives finalized and executed the separation agreements, which also included other provisions, including a general release with Mr. Lubeck and Ms. Truong. The material terms of these agreements are described in “Potential Payments Upon Termination or Change in Control.”

LTIP Awards

Based on its determination of each executive’s performance and the Company’s performance during 2014, the Compensation Committee granted equity awards to each of Messrs. Olander and Remppies in 2015, as described above in “—Elements of our Executive Officer Compensation Program—Long-Term Equity Incentives.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned in 2014, 2013 and 2012 by our named executive officers for services to us.

Name and Principal Position	Year	Salary	Bonus(9)	Stock Awards(10)	Non-Equity Incentive Plan Compensation(11)	All Other Compensation(12)	Total
Current Executive Officers
Stanley J. Olander(1)
CEO, President, CFO and Interim	2014	$625,000	$—	$224,997	$100,000	$87,737	$1,037,734
CAO	2013	$300,000	$300,000	$300,000	$—	$5,551	$905,551
	2012(2)	$115,385	$—	$1,605,875	$—	$28,079	$1,749,340
Gustav G. Remppies(3)
Chief Operating Officer and	2014	$300,000	$600,000	$224,997	$—	$80,947	$1,205,944
Chief Administrative Officer	2013	$284,615	$250,000	$250,000	$—	$6,125	$790,740
	2012(2)	$96,154	$—	1,198, 376	$—	$22,762	$1,317,292
Former Executive Officers
Joseph G. Lubeck(4)
Former Executive Chairman	2014	$675,000	$—	$224,997	$—	$82,258	$982,255
	2013	$250,000	$250,000	$1,358,742	$—	$59,366	$1,918,108
	2012(2)	$96,154	$—	$179,626	$—	$2,755	$278,535
James G. Miller(5)(6)
Former Chief Operating Officer	2014	$339,455	$—	$50,000	$—	$401,427	$790,882
and CAO	2013	$234,677	$50,000	$489,000	$—	$27,176	$800,853
	2012(2)	$—	$—	$—	$—	$—	$—
Elizabeth T. Truong(7)(8)
Former Chief Investment	2014	$300,000	$—	$50,000	$—	$34,734	$384,734
Officer	2013	$234,677	$50,000	$489,000	$—	$28,925	$802,602
	2012(2)	$—	$—	$—	$—	$—	$—

(1)
In addition to his position as our CEO, Mr. Olander became our CFO on March 20, 2014, our President on January 29, 2015 and our interim CAO on December 11, 2014. Mr. Olander serves on our Board; however, he does not receive compensation in connection with such service.

(2)	For 2012, represents compensation from August 3, 2012 until December 31, 2012. Prior to August 3, 2012, our executive officers did not receive compensation directly from us for services related to us.
(3)
Mr. Remppies served as our President and Chief Investment Officer until April 5, 2013, at which time Mr. Remppies was appointed as Chief Administrative Officer. Mr. Remppies was also appointed to serve as Chief Operating Officer on December 11, 2014.

(4)
Mr. Lubeck became the Executive Chairman of our Company on August 3, 2012. Until his resignation on January 22, 2015, Mr. Lubeck served on our Board; however, he did not receive compensation for such role.

(5)
Mr. Miller became an employee of our Company on March 14, 2013 and served as our CFO from April 5, 2013 to March 20, 2014. He became our Chief Operating Officer and CAO on March 20, 2014. Mr. Miller resigned on December 11, 2014.

(6)	Other than the equity award, affiliates of ELRH reimbursed the Company for 25% of Mr. Miller’s compensation in 2013.
(7)	Ms. Truong became an employee of our company on March 14, 2013 and our Chief Investment Officer on April 5, 2013. Ms. Truong resigned on January 22, 2015.
(8)	Other than the equity award, affiliates of ELRH reimbursed the Company for 100% of Ms. Truong’s compensation in 2013.
(9)
The amount in this column for Mr. Remppies for 2014 represents the discretionary annual bonus that Mr. Remppies earned for calendar year 2014, of which $300,000 was paid in the form of cash and $300,000 was paid in the form of a grant of 36,809.82 fully vested LTIP Units, which were granted on April 9, 2015.

(10)
The dollar amount reflected in the “Stock Awards” column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, Compensation–Stock Compensation, of all grants of LTIP Units. See Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, for an explanation of the assumptions made in valuing these awards. For 2014, the aggregate grant date fair value of equity awards reported in this column reflects the grant date fair value of time-vested LTIP Unit grants to our named executive officers.

(11)
Represents the cash portion of the annual performance-based bonus that Mr. Olander earned under the STIP for calendar year 2014. The remaining portion of Mr. Olander’s annual bonus for calendar year 2014 under the STIP ($440,000) was paid to him in the form of 53,987.73 fully vested LTIP Units, which were granted to Mr. Olander on April 9, 2015.

(12)	All other compensation for our named executive officers for 2014 is described in the table below:

2014	Stanley J. Olander	Gustav G. Remppies	Joseph G. Lubeck	James G. Miller	Elizabeth T. Truong
Distributions on LTIP Units(i)	$74,986	$58,146	$61,458	$18,534	$19,534
Severance and Accrued Leave Benefits(ii)	$—	$—	$—	$368,615	$—
Cash Allowance(iii)	$7,551	$8,199	$10,000	$10,000	$10,000
Car Allowance	$—	$—	$10,800	$4,278	$—
401(k) Employer Match	$5,200	$14,602	$—	$—	$5,200
Total	$87,737	$80,947	$82,258	$401,427	$34,734

(i)
Represents the aggregate amount of monthly distributions paid by the Company with respect to the unvested LTIP Units. These distributions are paid in connection with the Company’s payment of distributions on limited partnership units and the monthly amounts are calculated based on the number of LTIP Units held at month-end and multiplied by $0.025 per LTIP Unit.

(ii)
Represents the separation payments and accrued leave benefits that Mr. Miller is entitled to receive, assuming compliance with the terms of his separation agreement, in connection with his resignation from the Company on December 11, 2014, pursuant to the terms of his separation agreement and general release with the Company, as described below in “—Potential Payments Upon Termination or Change in Control.” The amount in the table above is comprised of the following amounts: (i) $300,000, which is the aggregate amount of the separation payments to be paid to Mr. Miller in equal installments over a twelve month period that commenced on February 11, 2015, (ii) $21,500, which is the estimated amount of premiums to be paid by the Company for continued coverage pursuant to COBRA of Mr. Miller and his dependents under the Company’s health, dental and vision plans for a period of twelve months, provided that Mr. Miller is not eligible for coverage by a subsequent employer, and (iii) $47,115, which is the amount of accrued leave benefits paid by the Company to Mr. Miller in connection with his resignation.

(iii)
Represents the cash allowance that the Company gave to each named executive officer in 2014, which was intended to cover the costs of the executive’s portion of the premiums for medical, dental, vision, child life, spouse life, optional life, critical illness and accident insurance coverage under the Company’s plans.

Grants of Plan-Based Awards in 2014

The following table summarizes grants of plan-based awards made to our named executive officers for 2014.

Name	Grant Date		Board / Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Current Executive Officers
Stanley J. Olander	06/04/2014	(4)	07/27/2012	350,000	700,000	1,050,000	350,000	700,000	1,050,000	27,607	224,997
Gustav G. Remppies	06/04/2014	(4)	07/27/2012	_	_	_	_	_	_	27,607	224,997
Former Executive Officers
Joseph G. Lubeck	06/04/2014	(4)	07/27/2012	325,000	650,000	975,000	325,000	650,000	975,000	27,607	224,997
James G. Miller	03/19/2014	(5)	03/19/2014	150,000	300,000	450,000	150,000	300,000	450,000	6,315	50,000
Elizabeth T. Truong	03/19/2014	(5)	03/19/2014	125,000	250,000	375,000	125,000	250,000	375,000	6,315	50,000

(1)
The amounts in the table for Messrs. Olander, Lubeck and Miller, and Ms. Truong, represent each executive’s respective aggregate threshold, target and maximum annual bonus levels under the STIP for calendar year 2014. Annual bonuses under the STIP are generally payable 50% in cash and 50% in equity. Based on the achievement of the applicable performance metrics, on April 9, 2015, the Compensation Committee approved an annual cash bonus of $100,000 for Mr. Olander for 2014. The other named executive officers were not entitled to receive a STIP bonus for 2014 due to their respective resignations from the Company prior to the payment of such bonuses.

(2)
The amounts in the table for Messrs. Olander, Lubeck and Miller, and Ms. Truong, represent each executive’s respective aggregate threshold, target and maximum annual bonus levels under the STIP for calendar year 2014. Annual bonuses under the STIP are generally payable 50% in cash and 50% in equity. Based on the achievement of the applicable performance metrics, on April 9, 2015, the Compensation Committee approved an annual equity award bonus for Mr. Olander for 2014 of $440,000, which was paid in the form of a grant of 53,987.73 fully vested LTIP Units on April 9, 2015. The number of LTIP Units granted to Mr. Olander was based on the fair market value per share of our common stock on the date of grant ($8.15). The other named executive officers were not entitled to receive a STIP bonus for 2014 due to their respective resignations from the Company prior to the payment of such bonuses.

(3)
Computed in accordance with FASB ASC Topic 718, Compensation–Stock Compensation. See Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, for an explanation of the assumptions made in valuing these awards.

(4)
Represents an award of LTIP Units granted under the 2012 Plan. The Board approved the grant of these LTIP Units on July 27, 2012, in connection with the Recapitalization Transaction. Pursuant to the terms of each of Mr. Lubeck’s and Mr. Olander’s prior employment agreement, and Mr. Remppies’ existing employment agreement, with the Company, each dated August 3, 2012, these LTIP Units were to be granted immediately following the closing of our acquisition of the Andros Isles property. These LTIP Units were granted on June 4, 2014, the date of the closing of such acquisition, and were fully vested upon grant.

(5)	Represents an award of LTIP Units granted under the 2012 Plan. These LTIP Units were fully vested upon grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Current Executive Officers

Employment Agreement with Mr. Olander

The Company entered into a new employment agreement on July 21, 2014 with Mr. Olander, which superseded Mr. Olander’s prior employment agreement dated August 3, 2012. The employment agreement has an initial term expiring on December 31, 2017. The employment agreement provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with prior written notice of non-renewal (90 days in the case of non-renewal by the executive and 180 days in the case of non-renewal by our Company). The employment agreement provides that Mr. Olander will be nominated for re-election to our Board at each annual meeting of our stockholders for so long as he serves as our CEO. The employment agreement requires Mr. Olander to devote substantially all of his business time and effort to the performance of his duties with our Company.

The employment agreement provides for, among other things:

•	an annual base salary of $625,000, subject to future increases from time to time at the discretion of our Board or the Compensation Committee;

•
eligibility to receive annual cash and equity bonus compensation, subject to the terms and conditions established annually by our Board or the Compensation Committee and any applicable award agreement;

•	eligibility to participate in our equity incentive plans, subject to the terms and conditions of such plans and any applicable award agreement; and

•	the entitlement to receive all employee benefits and perquisites made available to our other senior executives.

Annual cash and equity bonus compensation will be subject to the achievement of performance criteria established annually by our Board or the Compensation Committee, which will be based 80% on corporate goals and 20% on individual goals. The threshold, target and maximum annual bonus levels for Mr. Olander for calendar year 2014 were $350,000, $700,000 and $1,050,000, respectively.

Equity compensation awards will be subject to Mr. Olander’s achievement of performance criteria over a three-year performance period. The threshold, target and maximum equity compensation levels for Mr. Olander for calendar year 2014 were $300,000, $600,000 and $900,000, respectively. Equity compensation awards earned by Mr. Olander will vest 50% on the conclusion of the performance period and 50% on the first anniversary of the conclusion of the performance period. The employment agreements provide that Mr. Olander will also be granted a one-time equity compensation award in the amount of $1,000,000, subject to such vesting or forfeiture restrictions as the Compensation Committee will determine.

The employment agreement provides that we will pay for 100% of the premium cost of our health insurance coverage provided to Mr. Olander and his dependents, subject to our continuation of such plan and coverage. Further, the employment agreement provides that Mr. Olander is entitled to long-term disability coverage equal to 66.67% of his annual base salary and life insurance coverage equal to $1,000,000.

The entitlements of Mr. Olander under his employment agreement upon a termination of employment or change in control of the Company are described in “Potential Payments Upon Termination or Change in Control.”

Employment Agreement with Mr. Remppies

The Company entered into an employment agreement with Mr. Remppies, effective as of August 3, 2012. The initial term of the agreement expires on December 31, 2016. The employment agreement provides for automatic one-year extensions, unless either party provides the other with prior written notice of non-renewal in accordance with the terms of such agreement. The employment agreement provides for, among other things:

•	an annual base salary which is subject to future increases from time to time at the discretion of our Board or the Compensation Committee;

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals to be established by the Compensation Committee;

•	participation in our equity incentive plans; and

•
participation in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, relocation programs and similar benefits that may be available to our other senior executive officers.

The employment agreement provides that the initial target cash bonus for Mr. Remppies will be 100% of his annual salary, subject to achievement of performance criteria established by the Compensation Committee. The employment agreement further provides that the initial annual equity compensation award target for Mr. Remppies will be an LTIP award under the 2012 Plan in an amount equal to 100% of his annual salary, subject to achievement of performance criteria established by the Compensation Committee and such vesting or forfeiture restrictions as the Compensation Committee determines. In addition, the employment agreement provides for a grant of 174,647 LTIP Units to Mr. Remppies (of which 147,040 units were issued in 2012 and 27,607 were issued in 2014).

The employment agreement provides that the Company will pay for 100% of the premium cost of the Company’s health insurance, dental insurance and disability insurance coverage provided to Mr. Remppies and his dependents, subject to the Company’s continuation of such plan and coverage. Further, the employment agreement provides that Mr. Remppies is entitled to long-term disability coverage equal to 66.67% of his annual base salary and life insurance coverage equal to $1,000,000.

The entitlements of Mr. Remppies under his employment agreement upon a termination of employment or change in control of the Company are described in “Potential Payments Upon Termination or Change in Control.”

In consideration of his new position as Chief Operating Officer, to which he was appointed on December 11, 2014, the Compensation Committee has engaged FPL Associates to evaluate Mr. Remppies’ compensation and the Company anticipates entering into a new employment agreement with him on revised terms.

Employment Agreements with Former Executive Officers

The Company also entered into new employment agreements on July 21, 2014 with Mr. Lubeck, and on July 23, 2014 with Ms. Truong. Such employment agreements replaced the prior employment agreements of Mr. Lubeck, dated as of August 3, 2012, and Ms. Truong, dated as of July 1, 2012 and amended on February 25, 2013. On January 22, 2015, the Company entered into a separation agreement and general release with each of Mr. Lubeck and Ms. Truong pursuant to which each, respectively, resigned. The separation agreements superseded each of Mr. Lubeck’s and Ms. Truong’s employment agreements. Although Mr. Lubeck and Ms. Truong resigned in January 2015, the terms of their employment agreements are required to be described herein pursuant to Item 402 of Regulation S-K. The following terms, as they apply to Mr. Lubeck and Ms. Truong, are no longer applicable after their respective resignations on January 22, 2015. See “—Potential Payments Upon Termination or Change in Control—Separation Agreements with Mr. Lubeck and Ms. Truong” for a description of the terms applicable to Mr. Lubeck and Ms. Truong in 2015.

The employment agreements of Mr. Lubeck and Ms. Truong had the same terms and conditions as the employment agreement for Mr. Olander, as described above, except that:

•	the employment agreement for Ms. Truong had an initial term expiring on December 31, 2016;

•	the employment agreements provided for an annual base salary of $675,000 for Mr. Lubeck and $300,000 for Ms. Truong;

•
the threshold, target and maximum annual bonus levels for the executives for calendar year 2014 were: $325,000, $650,000 and $975,000 for Mr. Lubeck; and $125,000, $250,000 and $375,000 for Ms. Truong;

•
the threshold, target and maximum equity compensation levels for the executives for calendar year 2014 were: $300,000, $600,000 and $900,000 for Mr. Lubeck; and $100,000, $200,000 and $300,000 for Ms. Truong; and

•	the employment agreement for Ms. Truong provided that her one-time equity compensation award would have been in the amount of $200,000.

The entitlements of Mr. Lubeck and Ms. Truong under their respective employment agreements upon a termination of employment or change in control of the Company are described in “Potential Payments Upon Termination or Change in Control,” although such terms are no longer applicable to Mr. Lubeck and Ms. Truong due to their separation from the Company.

2012 Other Equity-Based Award Plan

The 2012 Plan is intended to assist the Company and its affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders. The 2012 Plan is administered by the Compensation Committee, provided that the Board may, subject to certain limitations, exercise any and all rights and duties of the Compensation Committee under the 2012 Plan.

Eligibility. All employees of the Company or any subsidiary of the Company, including our named executive officers, and any member of the Board are eligible to participate in the 2012 Plan. In addition, any other individual who provides significant services to the Company or a subsidiary of the Company (including an individual who provides services to the Company or a subsidiary of the Company by virtue of employment with, or providing services to, the operating partnership) is eligible to participate in the 2012 Plan if the Compensation Committee, in its sole discretion, or the Board to the extent it determines to exercise the Compensation Committee’s duties in accordance with the 2012 Plan, determines that the participation of such individual is in the best interest of the Company.

Share Authorization. The maximum aggregate number of our shares of common stock that may be issued collectively under the 2012 Plan and the Company’s 2006 Incentive Award Plan, as amended and restated effective May 13, 2014 (the “2006 Plan”), is 2,000,000 shares of common stock. Other equity-based awards that are LTIP Units will reduce the maximum aggregate number of shares of common stock that may be issued under the 2012 Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock).

Reallocation of Shares. If any award or grant under the 2012 Plan (including LTIP Units) or the 2006 Plan expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of common stock, then any common stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of additional other equity-based awards and other awards under the 2006 Plan. Any shares of common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any other equity-

based award under the 2012 Plan will not reduce the number of shares of common stock available under the 2012 Plan or the 2006 Plan.

Change in Control. Upon a change in control (as defined in the 2012 Plan), the Compensation Committee is authorized to cause outstanding other equity-based awards to become earned and non-forfeitable, in whole or in part. In the event of a change in control, the Compensation Committee, in its discretion and without the need for a participant’s consent, may provide that an outstanding other equity-based award, in whole or in part, will be assumed by, or a substitute award granted by, the surviving entity in the change in control. Any such assumed or substituted award will have a value, as of the date of the change in control, that is substantially equal to the value of the original award, or portion thereof to be assumed or substituted, as the Compensation Committee determines is equitably required and such other terms and conditions as may be prescribed by the Compensation Committee. In the event of a change in control, the Compensation Committee, in its discretion and without the need of a participant’s consent, may provide that each outstanding other equity-based award, in whole or in part, will be cancelled in exchange for a payment in cash, shares of our common stock or other securities or consideration received by stockholders in the change in control transaction. The amount of the payment will be an amount that is substantially equal to the price per share received by stockholders for each share of our common stock subject to an other equity-based award, or portion thereof to be cancelled, or the value of the other securities or property in which the other equity-based award, or portion thereof to be canceled, is denominated.

Other Equity-Based Awards; LTIP Units. The administrator may grant other equity-based awards under the 2012 Plan, including LTIP Units. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator. LTIP Units are a special class of partnership interest in our operating partnership. Each LTIP Unit awarded will be deemed equivalent to an award of one share of common stock under the 2012 Plan, reducing the aggregate share authorization under the 2012 Plan and the 2006 Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). The vesting period and other forfeiture restrictions for any LTIP Units, if any, will be determined at the time of issuance. LTIP Units, whether or not vested, will receive the same periodic per unit distributions as the limited partnership units issued by the operating partnership, which distributions will generally equal per share distributions on shares of our common stock, provided that distributions will not be paid in respect of LTIP Units that are subject to performance-based vesting conditions unless and until such LTIP Units become earned. The grant of LTIP Units must satisfy the requirements of the partnership agreement of our operating partnership as in effect on the date of grant.

Initially, LTIP Units will not have full parity with the limited partnership units issued by the operating partnership with respect to liquidating distributions. Under the terms of the LTIP Units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the operating partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of limited partnership units. Upon equalization of the capital accounts of the holders of LTIP Units with the other holders of limited partnership units, the LTIP Units will achieve full parity with the limited partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of limited partnership units at any time, and thereafter enjoy all the rights of the limited partnership units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP Units will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of our common stock.

Amendment; Duration. The Board may amend or terminate the 2012 Plan at any time; provided, however, that no amendment may adversely impair the rights of participants with respect to outstanding other equity-based awards, including holders of LTIP Units. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would materially increase the aggregate number of shares of common stock that may be issued under the 2012 Plan together with the number of shares that may be issued under the 2006 Plan (except as provided in connection with certain adjustments related to changes in the Company’s capital structure). Unless the expiration date of the 2012 Plan is extended by the Board, no other equity-based awards may be granted under the 2012

Plan after January 5, 2016. Other equity-based awards, including LTIP Units, granted before such date shall remain valid in accordance with their terms.

2006 Incentive Award Plan

We adopted our 2006 Plan (as amended and restated effective May 13, 2014), pursuant to which our Board, or a committee of our independent directors, may make grants of options and awards of shares of our restricted common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. To date, only restricted stock awards to our directors have been granted under the 2006 Plan. On May 13, 2014, our Board amended and restated the 2006 Plan to provide that independent directors will no longer be granted 1,000 shares of restricted stock upon their initial election and subsequent re-elections to the Board. Our Board adopted a new director compensation program in 2014, which is described in “Director Compensation.”

Amendment; Duration. The Board may not, without stockholder approval given within 12 months of our Board’s action, amend our 2006 Plan to increase the number of shares of our common stock that may be issued pursuant to our 2006 Plan. Our 2006 Plan will be in effect until terminated by the Board, which it may do at any time. However, unless the 2006 Plan’s expiration date is extended by the Board, in no event may any award be granted pursuant to the 2006 Plan after ten years following its effective date. Except as indicated above, the Board may modify our 2006 Plan from time to time.

Restrictions. Shares of restricted common stock granted under the 2006 Plan may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends.

Outstanding Equity Awards at Fiscal Year End 2014

The following summarizes unvested equity awards held by our named executive officers as of December 31, 2014.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Current Executive Officers
Stanley J. Olander	—	—
Gustav G. Remppies	—	—
Former Executive Officers
Joseph G. Lubeck(2)	90,695	739,164
James G. Miller(3)	—	—
Elizabeth T. Truong(2)	40,000	326,000

(1)	The market value of unvested LTIP Units was calculated by multiplying the number of LTIP Units by $8.15, the fair market value per share of our common stock on December 31, 2014.
(2)
Represents grants of LTIP Units awarded to Mr. Lubeck and Ms. Truong on March 14, 2013 under the 2012 Plan. Mr. Lubeck and Ms. Truong forfeited all of their unvested LTIP Units in connection with their respective resignations from the Company on January 22, 2015.

(3)	Mr. Miller forfeited all of his unvested LTIP Units (40,000 LTIP Units) in connection with his resignation from the Company on December 11, 2014.

Option Exercises and Stock Vested

The table below sets forth the number of LTIP Units vested during the fiscal year ended December 31, 2014 and the aggregate dollar amount realized on vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Current Executive Officers
Stanley J. Olander(2)	27,607	224,997
Gustav G. Remppies(2)	27,607	224,997
Former Executive Officers
Joseph G. Lubeck(3)	72,954	594,578
James G. Miller(4)	26,135	213,000
Elizabeth T. Truong(4)	27,607	213,000

(1)	The value realized on vesting is calculated based on the number of LTIP Units granted multiplied by the fair market value per share of our common stock on the vesting date ($8.15).
(2)	For both Mr. Olander and Mr. Remppies, these LTIP Units were fully vested on the date of grant (June 4, 2014).
(3)
The amount is comprised of 27,607 LTIP Units, which were fully vested on the date of grant (June 4, 2014), and 45,347 LTIP Units, which represents the vesting of one-third of the 136,042 LTIP Units that were granted to Mr. Lubeck on March 14, 2013. The remaining two-thirds, or 90,695, of the 136,042 LTIP Units were forfeited in connection with Mr. Lubeck’s separation from the Company.

(4)
For both Mr. Miller and Ms. Truong, the amount is comprised of 6,135 LTIP Units, which were fully vested on the date of grant (March 19, 2014), and 20,000 LTIP Units, which represents the vesting of one-third of the 60,000 LTIP Units that were granted to each executive on March 14, 2013.  The remaining two-thirds, or 40,000 of the 60,000 LTIP Units, were forfeited in connection with Mr. Miller’s and Ms. Truong’s separation from the Company.

Potential Payments Upon Termination or Change in Control
Employment Agreement with Mr. Olander
If we terminate Mr. Olander’s employment for “cause” (as defined in the employment agreement) or if Mr. Olander’s employment terminates as a result of the expiration and non-renewal of the employment agreement, he will be entitled to receive his annual base salary and other benefits that have been earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, or the “Accrued Benefits,” as well as any earned and accrued bonus. However, if Mr. Olander is terminated for cause based on (i) a felony or misdemeanor conviction that brings him into disrepute or is likely to cause material harm to our Company, (ii) a felony or misdemeanor indictment involving moral turpitude that is not discharged or otherwise resolved within 18 months or (iii) an act of fraud, theft, dishonesty or breach of fiduciary duty related to our Company, its business or the performance of his duties, then Mr. Olander will not be entitled to receive his earned and accrued bonus. If Mr. Olander resigns without “good reason” (as defined in the employment agreement), he will be entitled to receive the Accrued Benefits.
If we terminate Mr. Olander’s employment without cause or he resigns for good reason, he will be entitled receive the Accrued Benefits, any earned and accrued bonus, and, subject to his execution and non-revocation of a general release of claims in favor of our Company, the following severance benefits:

•
A cash payment equal to one and one-half (1.5) times the sum of (i) Mr. Olander’s then-current annual base salary plus (ii) the greater of (x) the annual bonus compensation most recently earned (whether or not paid) and (y) the average annual bonus compensation actually paid for the last three full fiscal years, provided that, if at the time of termination at least three full fiscal years have not occurred, then the average annual bonus will be determined using the target bonus level for calendar year 2014 for the missing years. The cash payment will be payable in equal installments over 18 months.

•
We will (i) reimburse the COBRA premium for Mr. Olander and his dependents under its major medical group health and dental plan and (ii) provide such additional continuing health, dental, disability and life insurance benefits as Mr. Olander and his dependents would have received (and at the same cost as payable by the Company’s other executives) in the absence of Mr. Olander’s termination, in each case for 18 months, provided that such reimbursements and coverage will cease if Mr. Olander becomes entitled to health benefits from another employer.

•
Equity awards granted to Mr. Olander, or the Equity Awards, that vest solely based on the passage of time will become fully vested and Equity Awards that vest based on the achievement of performance criteria and for which the performance period is incomplete will be deemed earned based on the actual levels of achievement of the performance criteria as of the date of termination (or the target levels of achievement with respect to performance criteria relating to strategic objectives). The Equity Awards will be pro-rated based on the portion of the performance period that has elapsed through the date of termination. Equity Awards for which the performance period is complete but for which the additional vesting period is incomplete will become fully vested as of the date of termination.

Mr. Olander or his estate or beneficiaries, as applicable, will be entitled to receive the following benefits in the event of Mr. Olander’s death or disability:

•	The Accrued Benefits and any earned and accrued bonus.

•
An amount equal to the sum of (i) one year of Mr. Olander’s then-current annual base salary plus (ii) his annual bonus at the target level for the year in which his death or disability occurs, or, if no target level has been established for that year, based on the target level for calendar year 2014, provided that in no event will such amount be less than the annual bonus (if any) earned by Mr. Olander for the prior year.

•
Equity Awards that vest solely based on the passage of time will become fully vested and Equity Awards that vest based on the achievement of performance criteria and for which the performance period is incomplete will be deemed earned based on the actual levels of achievement of the performance criteria as of the date of the termination (or the target levels of achievement with respect to the performance criteria relating to strategic objectives). The Equity Awards will be pro-rated based on the portion of the performance period that has elapsed through the date of termination. Equity Awards for which the performance period is complete but for which the additional vesting period is incomplete will become fully vested as of the date of termination.

•
Reimbursement of the COBRA premium for Mr. Olander and his dependents under our major medical group health and dental plan and such additional continuing benefits as Mr. Olander and his dependents would have been entitled to receive in the absence of Mr. Olander’s termination, in each case for 18 months.

The employment agreements provide that if a “change in control” (as defined in the employment agreements) occurs, then, with respect to each Equity Award held by Mr. Olander as of the date of such change in control for which vesting is solely based on the passage of time, 100% of such Equity Award will vest, and for which vesting is based on the achievement of performance criteria and for which the performance period is incomplete, the performance period will end on the date of the change in control and the Equity Award will be deemed earned based on the actual levels of achievement of the performance criteria as of such date (or the target levels of achievement with respect to the performance criteria relating to strategic objectives). The employment agreements provide that a change in control will not include an IPO.
The employment agreement provides that, prior to the effective time of an IPO, if Mr. Olander incurs any excise tax liability under Section 4999 of the Code as a result of receiving any “parachute payments” (as defined in Section 280G of the Code, such section “Section 280G”) from our Company, we will pay him an amount equal to the sum of such excise tax liability plus the amount necessary to put him in the same after-tax position (taking into account any additional tax liability incurred by the executive as a result of our payment of the excise tax liability) as if no excise taxes had been imposed with respect to such parachute payments. The employment agreement, with respect to the period of time from and after the effective time of an IPO, provides that we will reduce any payments to Mr. Olander to the extent necessary to prevent such payments from being subject to the excise tax under Section 4999 of the Code, but only if such reduction would give Mr. Olander a better after-tax result then if he received the full amount of the payments.
The employment agreement contains standard confidentiality provisions, which apply indefinitely, and non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for 18 months following the executive’s termination of employment for any reason (other than due to the executive’s death).
Employment Agreement with Mr. Remppies

If we terminate the employment of Mr. Remppies for “cause” (as defined in his employment agreement), he will be entitled to receive his annual base salary and other benefits that have been earned and accrued prior to the date of termination, and any earned and accrued bonus and reimbursement of expenses incurred prior to the date of termination. However, if Mr. Remppies is terminated for cause based on (i) a felony or misdemeanor conviction that brings the named executive officer into disrepute or is likely to cause material harm to the Company, (ii) a felony or misdemeanor indictment involving moral turpitude that is not discharged or otherwise resolved within 18 months or (iii) an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company, its business or the performance of his duties, then he will not be entitled to receive his earned and accrued bonus.

If Mr. Remppies resigns without “good reason” (as defined in the employment agreement), he will be entitled to receive his annual base salary and other benefits that have been earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination.

If we terminate the employment of Mr. Remppies without cause or he resigns for good reason, he will be entitled to certain severance benefits, which include the following:

•
Annual base salary and other benefits that have been earned and accrued prior to the date of termination, reimbursement of expenses incurred prior to the date of termination and any cash or equity bonus compensation that has been earned and accrued prior to the date of termination;

•
A cash payment in an amount equal to one and one-half (1.5) times the sum of (i) his then-current annual base salary plus the greater of (ii) the annual cash bonus compensation most recently earned (whether or not paid) and the average annual cash bonus compensation actually paid for the last three full fiscal years (using, for each partial fiscal year, the target annual cash bonus under the employment agreement to determine the average), subject to his timely execution and non-revocation of the general release of claims, and payable in equal installments in accordance with the Company’s payroll over the period in which the covenant against competition applies;

•
Reimbursement of the COBRA premium under its major medical health and dental plan, and Mr. Remppies and his dependents will be entitled to receive continuing coverage under health, dental, disability and life insurance benefit plans at the same cost as payable by our other executives for a period of 18 months after his termination, subject to his timely execution and non-revocation of the general release of claims. We will have no obligation to provide these continuing benefits if Mr. Remppies becomes entitled to receive them from another employer; and

•
Immediate vesting of all equity awards granted to Mr. Remppies under our 2006 Plan, the 2012 Plan or any subsequent equity incentive plan approved by our Board, any forfeiture restrictions will immediately lapse and any target bonus performance criteria for the year in which such termination occurs will be treated as satisfied and, in the case of any options, will become vested and exercisable or, at the discretion of the Board, may be cashed out or cancelled, subject to his timely execution and non-revocation of the general release of claims.

The employment agreement with Mr. Remppies provides that Mr. Remppies or his estate will be entitled to certain benefits in the event of his death or disability. Specifically, Mr. Remppies, or in the event of his death, his beneficiaries, will be entitled to the following:

•	Annual salary and other benefits that are earned and accrued under the employment agreement and the applicable benefit plans prior to the date of termination;

•	Any cash or equity bonus compensation that has been earned and accrued prior to the date of termination;

•
An additional amount equal to one year of his then-current annual salary plus an amount equal to the annual cash bonus for the year in which his death or disability occurs based on the then-current annual cash bonus target level under the bonus plan or, if not in place, the initial target level under the employment agreement for such year (and no less than the annual cash bonus earned by him for the prior year);

•
Immediate vesting of all equity awards granted to Mr. Remppies under our 2006 Plan, the 2012 Plan or any subsequent equity incentive plan approved by our Board, any forfeiture restrictions will immediately lapse and any target bonus performance criteria for the year in which such termination occurs will be treated as satisfied and, in the case of any options, will become vested and exercisable or, at the discretion of the Board, may be cashed out or cancelled;

•	Reimbursement for and/or continuing coverage under the Company’s benefit plans for a period of 18 months after Mr. Remppies’ termination; and

•	Reimbursement for expenses incurred prior to the date of termination.

The employment agreement of Mr. Remppies provides that, if a “change in control” (as defined in the employment agreements) occurs, all equity awards granted to the named executive officer under the 2006 Plan, the 2012 Plan and any subsequent equity incentive plans approved by the Board will immediately vest (and the performance criteria will be treated as satisfied) and, if applicable, become exercisable.

The employment agreement of Mr. Remppies provides that the Company will indemnify him for any “parachute payment” as defined in Section 280G for any excise tax liability, which would include the Company’s payment of the excise tax liability as well as the income, excise tax and employment tax liability attributable to payment of the excise tax liability.

The employment agreement contains standard confidentiality provisions, which apply indefinitely, and non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for 18 months following the executive’s termination of employment for any reason (other than due to the executive’s death)
Employment Agreements with Former Executive Officers
Mr. Lubeck and Ms. Truong each resigned from the Company on January 22, 2015. They are entitled to receive certain separation payments and benefits pursuant to a separation agreement and general release that they each entered into with the Company in connection with their resignations, as described below in “—Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong.” Each executive’s separation agreement superseded his or her employment agreement with the Company. As a result, the termination and change in control provisions under each executive’s employment agreement are no longer applicable. A description of the termination and change in control provisions under each executive’s employment agreement has been provided below in satisfaction of the requirements of Item 402 of Regulation S-K.
The employment agreement for Mr. Lubeck had the same termination and change in control provisions as the employment agreement for Mr. Olander, as described above. The employment agreement for Ms. Truong had the same termination and change in control provisions as the employment agreement for Mr. Olander, except that:

•
The employment agreement for Ms. Truong provided for a cash payment upon her termination of employment by the Company without cause or her resignation for good reason equal to one (1) times the sum of (i) her then-current annual base salary plus (ii) the greater of (x) the annual bonus compensation most recently earned (whether or not paid) and (y) the average annual bonus compensation actually paid for the last three full fiscal years, provided that, if at the time of termination at least three full fiscal years had not occurred, then the average annual bonus would have been determined using the target bonus level for calendar year 2014 for the missing year. The cash payment would have been payable in equal installments over 12 months.

•
The employment agreement for Ms. Truong provided for the reimbursement of COBRA premiums and the provision of additional continuing benefits for a period of up to 12 months upon a termination of her employment by the Company without cause or her resignation for good reason, or in the event of her death or disability.

•
The employment agreement of Ms. Truong provided that we would reduce any payments to her to the extent necessary to prevent such payments from being subject to the excise tax under Section 4999 of the Code, but only if such reduction would give her a better after-tax result then if she received the full amount of the payments.

•
The employment agreement for Ms. Truong contained non-competition and non-solicitation provisions that applied during the term of the employment agreement and for 12 months following her termination of employment for any reason (other than due to her death).

Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong
Mr. Miller resigned on December 11, 2014. As a result, the terms of his employment agreement do not govern in the event of a termination or change in control during 2014 and therefore are not described here. In connection with his resignation, Mr. Miller entered into a separation agreement and general release with the Company, dated as of December 15, 2014, but effective as of December 11, 2014, which superseded his employment agreement, except for certain restrictive covenants contained therein. Pursuant to the separation agreement and general release, the Company agreed to pay Mr. Miller an aggregate of $300,000 to be paid in equal installments over a twelve month period commencing on February 11, 2015. In addition, the Company also agreed to pay Mr. Miller for accrued leave benefits owed by the Company to Mr. Miller, and the premiums under COBRA for any health, dental and visual plans for Mr. Miller and his dependents for a period of twelve months, provided that Mr. Miller is not eligible for coverage by a subsequent employer. Mr. Miller agreed that all of his unvested equity interests will be forfeited. Mr. Miller agreed to comply with the restrictive covenants set forth in his employment agreement with the Company, which include standard confidentiality provisions, which apply indefinitely, and non-competition and non-solicitation provisions, which apply for 12 months following Mr. Miller’s termination of employment. Notwithstanding the foregoing, the Company granted Mr. Miller a limited waiver from the non-compete restrictions in his employment agreement, which will permit Mr. Miller to be employed by, among others, ELRH, an entity affiliated with (i) ENA, currently the Company’s second largest stockholder, (ii) Mr. Joseph Lubeck, the Company’s former executive chairman, and (iii) Mr. Michael Salkind, a member of the Board. Except as otherwise permitted by the limited waiver of the non-compete provision, each of the foregoing payments and benefits is subject to Mr. Miller’s continued compliance with the terms of his separation agreement and general release.
Our board and Mr. Lubeck decided to separate in late 2014 with a mutual understanding of severance terms. On January 22, 2015, the Company and the former executive finalized and executed the separation agreement, which also included other provisions, including a general release with Mr. Lubeck. Pursuant to Mr. Lubeck’s separation agreement and general release, which superseded his employment agreement with the Company, the Company agreed to pay Mr. Lubeck an aggregate of $675,000 to be paid in equal installments over a twelve month period. In addition, the Company agreed to pay Mr. Lubeck for accrued leave benefits owed by the Company to Mr. Lubeck. The Company also agreed to pay the premiums under COBRA for any health, dental and visual plans for Mr. Lubeck and his dependents for a period of twelve months, provided that Mr. Lubeck is not eligible for coverage by a subsequent employer. Mr. Lubeck agreed that all of his unvested equity interests will be forfeited. Mr. Lubeck resigned from any and all positions on the Board and will not in the future hold or attempt to hold, or accept any appointment to, any position on the Board. Mr. Lubeck also resigned from any and all positions on the advisory board of Timbercreek U.S. Multi-Residential Opportunity Fund #1 or any affiliate thereof (the “Timbercreek Fund”). Mr. Lubeck agreed to comply with the restrictive covenants set forth in Article 6 of his employment agreement with the Company, as described above in “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Messrs. Olander and Lubeck and Ms. Truong.” Notwithstanding the foregoing, the Company granted Mr. Lubeck a limited waiver from the non-compete restrictions in Mr. Lubeck’s employment agreement. Except as otherwise permitted by the limited waiver of the non-compete provision, each of the foregoing payments and benefits is subject to Mr. Lubeck’s continued compliance with the terms of his separation agreement and general release.

Our board and Ms. Truong decided to separate in late 2014 with a mutual understanding of severance terms. On January 22, 2015, the Company and the former executive finalized and executed the separation agreement, which also included other provisions, including a general release with Ms. Truong. Pursuant to Ms. Truong’s separation agreement and general release, which superseded her employment agreement with the Company, the Company agreed to pay Ms. Truong an aggregate of $300,000 to be paid in equal installments over a twelve month period and an additional $28,413 for accrued leave benefits. In addition, the Company agreed to pay Ms. Truong for accrued leave benefits owed by the Company to Ms. Truong. The Company also agreed to pay the premiums under COBRA for any health, dental and visual plans for Ms. Truong and her dependents for a period of twelve months, provided that Ms. Truong is not eligible for coverage by a subsequent employer. Ms. Truong agreed that all of her unvested equity interests will be forfeited. Ms. Truong agreed to comply with the restrictive covenants set forth in Article 6 of her employment agreement with the Company, as described above in “—Potential Payments Upon Termination or Change in Control—Employment Agreements with Messrs. Olander and Lubeck and Ms. Truong.” Notwithstanding the foregoing, the Company granted Ms. Truong a limited waiver from the non-compete restrictions in Ms. Truong’s employment agreement. Except as otherwise permitted by the limited waiver of the non-compete provision, each of the foregoing payments and benefits is subject to Ms. Truong’s continued compliance with the terms of her separation agreement and general release.

Termination and Change in Control Tables for 2014

The following tables set forth the estimated cash costs incurred under these agreements if the described termination or change in control event had occurred on December 31, 2014.

Stanley J. Olander

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus ($)	COBRA and Other Insurance Premiums ($)	Value of Accelerated Vesting of Equity Awards ($)	280G Tax Gross-Up ($)	Total ($)
Termination Without Cause or For Good Reason	1,787,500	11,920	—	—	1,799,420
Termination for Death or Disability	1,325,000	11,920	—	—	1,336,920
Change in Control without Termination	—	—	—	—	—
Change in Control and Termination Without Cause or For Good Reason	1,787,500	11,920	—	812,692	2,612,112

Gustav G. Remppies

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus ($)	COBRA and Other Insurance Premiums ($)	Value of Accelerated Vesting of Equity Awards ($)	280G Tax Gross-Up ($)	Total ($)
Termination Without Cause or For Good Reason	1,350,000	12,893	—	—	1,362,893
Termination for Death or Disability	600,000	12,893	—	—	612,893
Change in Control without Termination	—	—	—	—	—
Change in Control and Termination Without Cause or For Good Reason	1,350,000	12,893	—	587,836	1,950,729

Joseph G. Lubeck (former executive officer)(1)

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus ($)	COBRA and Other Insurance Premiums ($)	Value of Accelerated Vesting of Equity Awards ($)	280G Tax Gross-Up ($)	Total ($)
Termination Without Cause or For Good Reason	1,787,500	16,188	739,164	—	2,542,852
Termination for Death or Disability	1,325,000	16,188	739,164	—	2,080,352
Change in Control without Termination	—	—	739,164	—	—
Change in Control and Termination Without Cause or For Good Reason	1,787,500	16,188	739,164	949,343	3,492,195

James G. Miller (former executive officer)(2)

Event	Aggregate Amount of Cash Separation Payments ($)	COBRA and Other Insurance Premiums ($)	Value of Accelerated Vesting of Equity Awards ($)	280G Tax Gross-Up ($)	Total ($)
Resignation on December 11, 2014	300,000	21,500	—	—	321,500

Elizabeth Truong (former executive officer)(1)

Event	Cash Payment of Annual Base Salary and Annual Cash Bonus ($)	COBRA and Other Insurance Premiums ($)	Value of Accelerated Vesting of Equity Awards ($)	280G Tax Gross-Up ($)	Total ($)
Termination Without Cause or For Good Reason	550,000	10,397	326,000	—	886,397
Termination for Death or Disability	550,000	10,397	326,000	—	886,397
Change in Control without Termination	—	—	326,000	—	326,000
Change in Control and Termination Without Cause or For Good Reason	550,000	10,397	326,000	—	886,397

(1)
Mr. Lubeck and Ms. Truong each resigned from the Company on January 22, 2015. Pursuant to the terms of a separation agreement and general release that each executive entered into with the Company in connection with the executive’s resignation, the termination and change in control provisions under each executive’s employment agreement are no longer applicable. Each executive is instead entitled to receive certain separation payments and benefits pursuant to the executive’s separation agreement, as described above in “—Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong.” A quantification of the estimated payments and benefits that would have been received by the executive under the executive’s employment agreement had the described termination or change in control event occurred on December 31, 2014 has been provided in the tables above in satisfaction of the requirements of Item 402 of Regulation S-K.

(2)
Mr. Miller resigned from the Company, effective December 11, 2014, pursuant to a separation agreement and general release that he entered into with the Company, dated December 15, 2014, as described above in “—Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong.” The amounts in the table above for Mr. Miller represent the separation payments and benefits that he is entitled to receive under his separation agreement, assuming compliance with the terms of his separation agreement.

Compensation Committee Interlocks and Insider Participation

Other than Messrs. Lubeck and Olander, no member of our Board served as an officer, and no member of our Board served as an employee, of the Company or any of our subsidiaries during the fiscal year ended December 31, 2014. In addition, during the fiscal year ended December 31, 2014, none of our named executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more named executive officers serving as a member of our Board or Compensation Committee.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee believes that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the various components of our overall compensation program, taken as a whole, do not encourage excessive risk taking. The Compensation Committee believes that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

Overview of Director Compensation Program

FPL Associates analyzed the compensation program for our directors against market data and proposed certain changes for 2014. Taking this information into consideration, the Compensation Committee approved and the Board adopted a new compensation program for our directors. Our independent directors therefore received the following forms of compensation in 2014:

•
Annual Retainer/Equity Compensation.  Our independent directors received an annual retainer of $100,000, 40% of which was paid in cash or restricted stock (at the director’s election) and 60% of which was paid in restricted stock (which for 2014 was in the form of a one-time restricted stock award of $240,000 granted on May 13, 2014, which will vest as to 25% of the shares on each of the first four anniversaries of the grant date). On August 14, 2014, our Board approved, upon the recommendation of the Compensation Committee, the modification of all outstanding shares of restricted stock held by our independent directors to provide that all such shares will become fully vested upon a “change in control” of the Company (as defined in the 2012 Plan).

•
Meeting Fees.  Our independent directors received (i) no meeting fees for the first six meetings of the Board, (ii) $1,500 for each of the seventh and eighth meetings of the Board, (iii) and $1,000 for each board meeting in excess of the eighth meeting, in each case as attended in person or by telephone.

•
Committee Retainer/Fees. On August 12, 2014, the Compensation Committee approved an increase in the lead director annual retainer to $20,000. The (i) Audit Committee chair received an annual cash retainer of $20,000, (ii) Compensation Committee chair received an annual cash retainer of $15,000, (iii) Nominating and Corporate Governance Committee chair received an annual cash retainer of $10,000, (iv) other members of each of the foregoing committees received an annual cash retainer equal to one-half of the retainer received by the chair of each committee, in each case paid ratably over each of the four quarters of our calendar year. No meeting fees were paid for the first eight committee meetings; however, a fee of $1,000 cash per meeting was paid for each committee meeting in excess of such eighth meeting, if any, whether attended in person or by telephone.

•
Other Compensation.  Our directors were reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board. Our independent directors did not receive other benefits from us.

We also adopted stock ownership guidelines for our directors. These guidelines require each independent director to own, within five years of the guidelines becoming effective, which occurred on March 20, 2014, or, for new directors, within five years of joining our Board, shares of our common stock having a value equal to four times the annual cash retainer amount (i.e., $160,000). To the extent an independent director does not meet this threshold, the director will be required to retain 100% of the net after tax equity received for service on our Board until such threshold level is satisfied.

Messrs. Olander and Lubeck did not receive any compensation from us for their service as members of the Board.

Equity Awards Granted to Independent Directors

Messrs. Frey, Gaither, Kobel, Silver and Sotoloff were each granted 1,000 shares of restricted stock on March 20, 2014, in satisfaction of the equity grant that the director was entitled to receive upon his initial appointment to our Board. These grants were not made at the time of initial appointment due to an administrative delay. The vesting schedule of each such grant, which is based upon the date of each director’s respective initial appointment to our Board rather than the grant date, is as follows: (i) with respect to the shares granted to Mr. Frey, 20% of the shares upon grant and 20% on each of June 28, 2014, June 28, 2015, June 28, 2016 and June 28, 2017; (ii) with respect to the shares granted to Messrs. Gaither and Kobel, 40% of the shares upon grant and 20% on each of August 3, 2014, August 3, 2015 and August 3, 2016; (iii) with respect to the shares granted to Mr. Silver, 20% of the shares upon grant and 20% on each of February 3, 2015, February 3, 2016, February 3, 2017 and February 3, 2018; and (iv) with respect to the shares granted to Mr. Sotoloff, 20% of the shares upon grant and 20% on each of July 19, 2014, July 19, 2015, July 19, 2017 and July 19, 2018; however, in connection with his resignation from the Board on March 31, 2014, Mr. Sotoloff forfeited 800 shares of restricted stock, which were unvested as of the time of his resignation.

Messrs. Bunting, Frey, Gaither, Kobel, Nash and Silver were each granted 29,447.85 shares of restricted stock on May 13, 2014, in satisfaction of the one-time restricted stock award of $240,000 described above.

On May 13, 2014, each of the following independent directors was awarded the following number of shares of restricted stock in respect of the period from January 1, 2014 to May 31, 2014, to compensate such director for his or her service on our Board during such period in accordance with our new director compensation program: Ms. Biller, 2,282.72 shares; Mr. Bunting, 2,671.27 shares; Mr. Frey, 2,671.27 shares; Mr. Gaither, 2,671.27 shares; Mr. Gary, 2,282.72 shares; Mr. Kobel, 2,671.27 shares; Mr. Nash, 1,104.29 shares; and Mr. Silver, 1,996.42 shares. These shares of restricted stock vest as follows: (i) with respect to the shares granted to Messrs. Bunting, Frey, Gaither and Kobel, 20% of the shares upon grant and 20% on each of the first four anniversaries of January 1, 2014; (ii) with respect to the shares granted to Messrs. Nash and Silver, 20% of the shares upon grant and 20% on each of the first four anniversaries of the date that each such independent director was appointed to our Board (April 8, 2014 for Mr. Nash and February 3, 2014 for Mr. Silver); and (ii) with respect to the shares granted to Ms. Biller and Mr. Gary, the shares were fully vested on the date of grant.

Director Compensation for Fiscal Year 2014

The following table sets forth the compensation earned by our directors from us in 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Current Directors
Glenn W. Bunting, Jr.(4)(5)	145,486	261,771	407,257
Karl Frey(3)(4)(5)(6)	87,569	269,921	357,490
Ronald D. Gaither(3)(4)(5)	129,278	269,921	399,199
Edward M. Kobel(3)(4)(5)	97,486	269,921	367,407
Michael Nash(4)(5)(6)	45,000	249,000	294,000
Michael Salkind(7)	—	—	—
Howard Silver(3)(4)(5)	82,111	264,421	346,532
Former Directors
Andrea R. Biller(5)	22,029	18,604	40,633
Robert A. Gary, IV(5)	34,914	18,604	53,518
Peter Sotoloff(3)(6)	20,917	8,150	29,067

(1)
The dollar amount reflected in the “Stock Awards” column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, Compensation–Stock Compensation, of all grants of restricted stock to our directors. The amounts are calculated based on the number of shares granted multiplied by the fair market value per share of our common stock on the date of grant ($8.15). See Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, for an explanation of the assumptions made in valuing these awards.

(2)
As of December 31, 2014, the following Directors held the number of non-vested shares of restricted common stock set forth beside his name: Mr. Bunting (32,785); Mr. Gaither (32,585); Mr. Kobel (32,585); Mr. Frey (32,185); Mr. Silver (31,845); and Mr. Nash (30,331).

(3)
On March 20, 2014, we granted 1,000 shares of restricted common stock to each of Messrs. Frey, Gaither, Kobel, Silver and Sotoloff in satisfaction of the equity grant that the director was entitled to receive upon his initial appointment to our Board. These grants were not made at the time of initial appointment due to an administrative delay. The aggregate grant date fair value of each such grant computed in accordance with FASB ASC Topic 718 was $8,150. The vesting schedule of each such grant, which is based upon the date of each director’s respective initial appointment to our Board rather than the grant date, is as follows: (i) with respect to the shares granted to Mr. Frey, 20% of the shares upon grant and 20% on each of June 28, 2014, June 28, 2015, June 28, 2016 and June 28, 2017; (ii) with respect to the shares granted to Messrs. Gaither and Kobel, 40% of the shares upon grant and 20% on each of August 3, 2014, August 3, 2015 and August 3, 2016; (iii) with respect to the shares granted to Mr. Silver, 20% of the shares upon grant and 20% on each of February 3, 2015, February 3, 2016, February 3, 2017 and February 3, 2018; and (iv) with respect to the shares granted to Mr. Sotoloff, 20% of the shares upon grant and 20% on each of July 19, 2014, July 19, 2015, July 19, 2017 and July 19, 2018. Upon Mr. Sotoloff’s resignation from the Board on March 22, 2014, 800 of the 1,000 shares of restricted common stock were forfeited.

(4)
On May 13, 2014, we granted 29,447.85 shares of restricted common stock to each of Messrs. Bunting, Frey, Gaither, Kobel, Nash and Silver in satisfaction of the one-time restricted stock award that they were each entitled to receive under our director compensation program. The aggregate grant date fair value of each such grant computed in accordance with FASB ASC Topic 718 was $240,000. Each such grant will vest as to 25% of the shares on each of the first four anniversaries of the grant date.

(5)
On May 13, 2014, each of the following independent directors was awarded the following number of shares of restricted stock, with the corresponding aggregate grant date fair value computed in accordance with FASB ASC Topic 718 indicated in parentheses: Ms. Biller, 2,282.72 shares ($18,604); Mr. Bunting, 2,671.27 shares ($21,771); Mr. Frey, 2,671.27 shares ($21,771); Mr. Gaither, 2,671.27 shares ($21,771); Mr. Gary, 2,282.72 shares ($18,604); Mr. Kobel, 2,671.27 shares ($21,771); Mr. Nash, 1,104.29 shares ($9,000); and Mr. Silver, 1,996.42 shares ($16,271). These shares of restricted stock, which were awarded to compensate each such director for his or her service on our Board during the period from January 1, 2014 to May 31, 2014 in accordance with our director compensation program, vest as follows: (i) with respect to the shares granted to Messrs. Bunting, Frey, Gaither and Kobel, 20% of the shares upon grant and 20% on each of the first four anniversaries of January 1, 2014; (ii) with respect to the shares granted to Messrs. Nash and Silver, 20% of the shares upon grant and 20% on each of the first four anniversaries of the date that each such independent director was appointed to our Board (April 8, 2014 for Mr. Nash and February 3, 2014 for Mr. Silver); and (ii) with respect to the shares granted to Ms. Biller and Mr. Gary, the shares were fully vested on the date of grant.

(6)
Through December 31, 2014, Messrs. Frey, Nash and Sotoloff did not receive earned cash fees for their duties as directors of our company due to certain policies of their employers; however, such earned cash fees were paid directly to their respective employers.

(7)	Neither Mr. Salkind, nor his employer, receives compensation for his duties as a director of our company due to certain policies of his employer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 13, 2015, the number of shares of our common stock and our Preferred Stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our voting securities; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group.

	Common Stock, OP Units and LTIP Units			Series D Preferred Stock			Series E Preferred Stock
Name of Beneficial Owner(1)	Number of Securities Beneficially Owned(2)		Percent of Class(3)	Number of Securities Beneficially Owned		Percent of Class	Number of Securities Beneficially Owned		Percent of Class
5% Stockholders
Entities affiliated with Elco Ltd.	29,897,054	(15)	43.92%	—		—	—		—
2335887 Limited Partnership	9,735,813		14.30%	—		—	—		—
BREDS II Q Landmark LLC	—		—	6,862,084		33.33%	6,265,488		86.27%
iStar Apartment Holdings LLC	—		—	13,724,168		66.67%	996,912		13.73%
Directors, Director Nominees and Executive Officers
Stanley J. Olander, Jr.	490,930	(4)	*	—		—	—		—
Glenn W. Bunting, Jr.	40,411	(5)	*	—		—	—		—
Karl Frey	33,119	(6)	*	13,724,168	(7)	66.67%	996,912	(8)	13.73%
Ronald D. Gaither	34,119	(9)	*	—		—	—		—
Avi Israeli	29,897,054	(14)(15)(19)	43.92%
Edward M. Kobel	2,647,749	(10)	3.89%	—		—	—		—
Michael Nash	30,552	(11)	*	6,862,084	(12)	33.33%	6,265,488	(13)	86.27%
Michael Salkind	29,897,054	(14)(15)(19)	43.92%	—		—	—		—
Howard Silver	32,444	(16)	*	—		—	—		—
Gustav G. Remppies	283,336	(17)	*	—		—	—		—
B. Mechelle Lafon	9,325	(18)	*	—		—	—		—
All directors and executive officers as a group (11 persons)	33,498,748	(19)	49.22%	20,586,252		100%	7,262,400		100%

*	Represents less than 1.0% of our outstanding securities.

(1)	The address of each beneficial owner listed is c/o Landmark Apartment Trust, Inc., 3505 E. Frontage Road, Suite 150, Tampa, Florida 33607.
(2)
As of April 13, 2015, 25,702,450 shares of common stock, 41,446,746 OP Units, 916,619 LTIP Units, 20,586,252 shares of our Series Preferred Stock and 7,262,400 shares of our Series E Preferred Stock were outstanding. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days or pursuant to the redemption of partnership units in our operating partnership (“OP Units”) (assuming we elect to issue shares of common stock rather than pay cash upon such redemptions). Pursuant to the terms of the limited partnership agreement of our operating partnership, after a period of one year, upon notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or at our option, on a one-for-one basis for common stock, subject to certain limitations. A person is also deemed to have beneficial ownership of LTIP Units. Initially, the LTIP Units will not have full parity with the OP Units with respect to liquidating distributions. Upon the occurrence of certain events, the LTIP Units will achieve full parity with the OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units, including the right to exchange such units for shares of our common stock.

(3)
For purposes of computing the percentage of outstanding shares held by each person, any share of common stock which such person has the right to acquire pursuant to the redemption of OP Units (assuming we elect to issue shares of our common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership calculations assume that all OP Units beneficially owned by the person indicated and outstanding as of April 13, 2015, are redeemed in exchange for shares of our common stock (notwithstanding any holding period requirements or exchange rights).

(4)
Represents 22,111 shares of our common stock and 468,819 LTIP Units, of which (i) 261,457 previously vested, (ii) 127,608 vested immediately upon on April 9, 2015, and (iii) 79,754 will vest ratably on each of the first two anniversaries of April 9, 2015.

(5)
Includes 293 shares of common stock issued pursuant to our distribution reinvestment plan and 8,000 shares of restricted common stock issued in connection with Mr. Bunting’s initial and subsequent election to our Board, of which (i) 20% vested immediately on the grant date (ii) 20% will vest, or have vested, on each of the first four anniversaries of the grant date. This figure also includes (i) 2,671.27 shares of restricted common stock issued on May 13, 2014, of which (i) 20% vested immediately on the grant date and 20% will vest on each of the first four anniversaries of the grant date and (ii) 29,447.85 shares of restricted common stock issued on May 13, 2014, of which 25% will vest on each of the first four anniversaries of the grant date.

(6)
Represents (i) 1,000 shares of restricted common stock issued on March 20, 2014, which vested as to 20% on the date of grant and 20% on each of June 28, 2014, 2015, 2016 and 2017; (ii) 2,671.27 shares of restricted common stock issued on May 13, 2014, 20% of which shares vested on the grant date and 20% of such shares vest on each of January 1, 2015, 2016, 2017 and 2018 and (iv) 29,447.85 shares of restricted common stock issued on May 13, 2014, 25% of which shares will vest on each of the first four anniversaries of the grant date.

(7)
Includes 13,724,168 shares of our Series D Preferred Stock, which are held through iStar. Mr. Frey disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(8)
Includes 996,912 shares of our Series E Preferred Stock, which are held through iStar. Mr. Frey disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(9)
Represents (i) 1,000 shares of restricted common stock issued on June 5, 2013, which vested as to 20% on the date of grant and 20% on each of the first four anniversaries of such initial date; (ii) 1,000 shares of restricted common stock issued on March 20, 2014, which vested as to 40% on the date of grant and 20% of such shares vest on each of August 3, 2014, 2015 and 2016; (iii) 2,671.27 shares of restricted common stock issued on May 13, 2014, 20% of which shares vested on the grant date and 20% of such shares vest on each of January 1, 2015, 2016, 2017 and 2018 and (iv) 29,447.85 shares of restricted common stock issued on May 13, 2014, 25% of which shares will vest on each of the first four anniversaries of the grant date.

(10)
Includes (i) 624,228 OP Units held through DK Bay Breeze, LLC; (ii) 428,263 OP Units held through DK Esplanade, LLC; (iii) 47,585 OP Units held through DK Esplanade II, LLC; (iv) 64,216 OP Units held through DK Deerfield Glen, LLC; (v) 57,433 OP Units held through DOF I–Waverly, LLC; (vi) 128,180 OP Units held through DOF I–Garden Square, LLC; and (vii) 1,263,725 OP Units held through DK Gateway Andros II LLC. Mr. Kobel is deemed to indirectly beneficially own shares of common stock into which OP Units directly owned by the entities listed above are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption. Mr. Kobel disclaims beneficial ownership of the securities in items (i) through (vii), except to the extent of his pecuniary interests therein. This figure also includes (i) 1,000 shares of restricted common stock issued on June 5, 2013, which vested as to 20% on the date of grant and 20% on each of the first four anniversaries of such initial date; (ii) 1,000 shares of restricted common stock issued on March 20, 2014, which vested as to 40% on the date of grant and 20% of such shares vest on each of August 3, 2014, 2015 and 2016; (iii) 2,671.27 shares of restricted common stock issued on May 13, 2014, 20% of which shares vested on the grant date and 20% of such shares vest on each of January 1, 2015, 2016, 2017 and 2018 and (iv) 29,447.85 shares of restricted common stock issued on May 13, 2014, 25% of which shares will vest on each of the first four anniversaries of the grant date.

(11)
Represents (i) 1,104.29 shares of restricted common stock issued on May 13, 2014, which vested as to 20% on the date of grant and 20% of such shares vest on each of April 8, 2015, 2016, 2017 and 2018; and (iii) 29,447.85 shares of restricted common stock issued on May 13, 2014, 25% of which shares will vest on each of the first four anniversaries of the grant date. As of April 13, 2015, Mr. Nash assigned 220.86 shares to an affiliate of BREDS. Mr. Nash disclaims beneficial ownership of these 220.86 shares, except to the extent of his pecuniary interests therein.

(12)
Includes 6,862,084 shares of our Series D Preferred Stock, which are held through BREDS. Mr. Nash disclaims beneficial ownership of these shares, except to the extent of his pecuniary interests therein.

(13)
Includes 6,265,488 shares of our Series E Preferred Stock, which are held through BREDS. Mr. Nash disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(14)
Represents (i) 1,421,834.734 shares of common stock and 18,399,860.26 OP Units held through ENA, and (ii) 10,075.358.56 OP Units held indirectly through certain joint ventures affiliated with Elco Ltd. Messrs. Israeli and Salkind are both deemed to have indirect beneficial ownership over these securities and each of Messrs. Israeli and Salkind disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein.

(15)	Entities affiliated with Elco Ltd. have pledged their respective interests in all of such securities in connection with loans made by Israel Discount Bank NY to entities affiliated with Elco Ltd.
(16)
Represents (i) 1,000 shares of restricted common stock issued on March 20, 2014, which vest as to 20% on the date of grant and 20% on each of February 3, 2015, 2016, 2017 and 2018; (ii) 1,996.42 shares of restricted common stock issued on May 13, 2014, which vest as to 20% on the date of grant and 20% on each of February 3, 2015, 2016, 2017 and 2018; and (iii) 29,447.85 shares of restricted common stock issued on May 13, 2014, 25% of which shares will vest on each of the first four anniversaries of the grant date.

(17)
Includes 22,799 shares of common stock and 260,537 LTIP Units of which (i) 205,323 previously vested (ii) 41,410 vested immediately upon on April 9, 2015 and (iii) 13,804 will vest ratably on each of the first three anniversaries of April 9, 2015.

(18)
Represents 9,325 LTIP Units, of which (i) 3,190 previously vested (ii) 1,534 vested immediately upon on April 9, 2015 and (iii) 4,601 of which will vest ratably on each of the first three anniversaries of April 9, 2015.

(19)
Includes 1,421,834.734 shares of common stock and 28,475,220 shares of common stock into which OP Units are redeemable if the Company elects to issue shares of common stock rather than pay cash on such redemption, which are directly owned, in whole or in part, by entities affiliated with EL. Messrs. Israeli and Salkind are both deemed to have indirect beneficial ownership over these securities, and each of Messrs. Israeli and Salkind disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests therein. These securities have been counted once in the calculation of the total of directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of any class of any registered equity security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of such registered equity security of the Company. Section 16(a) of the Exchange Act requires the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2014, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2014, except for the following:

•	one Form 4 by Ed Kobel;

•	one Form 4 by Joseph Lubeck;

•	one Form 4 by James G. Miller;

•	one Form 4 by Stanley J. Olander, Jr.;

•	one Form 4 by Gustav G. Remppies;

•	one Form 4 by Michael Salkind;

•	one Form 4 by Howard Silver; and

•	one Form 4 by Elizabeth Truong.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Acquisition of Wholly-Owned Properties

On January 9, 2014, we acquired from Elco Landmark at Lakeways Management LLC (“EL Lakeways”) and ELRH a 100% ownership in ten properties in Garland and Mesquite, Texas for a total purchase price of approximately $119.6 million (subject to prorations and adjustments). We subsequently consolidated this group into four properties. EL Lakeways and ELRH are affiliated with Messrs. Salkind and Israeli, current members of our Board, and Mr. Lubeck, our former executive chairman.

On January 15, 2014, we acquired from Elco Landmark at Bella Vista Management, LLC (“EL Bella Vista”) and ELRH a 100% ownership in Landmark at Bella Vista Apartments, a multifamily residential apartment property in Duluth, Georgia, for a total purchase price of approximately $31.9 million. EL Bella Vista and ELRH are also affiliated with Messrs. Salkind, Israeli and Lubeck.

Acquisition of Interests in Joint Venture Properties

January Portfolio

On January 7, 2014, we acquired from affiliates of ELRH 100% of the general partnership interests and 61.2% of the limited partnership interests in a joint venture that owns four multifamily properties (collectively, the “January Portfolio”) for approximately $27.9 million (subject to prorations and adjustments). The contributors of the January Portfolio were EL-Harel Management LLC and EL-BK Management, LLC, which are affiliated with Messrs. Salkind and Israeli, current members of our Board, and Mr. Lubeck, our former executive chairman. The January Portfolio properties are located in Pineville, North Carolina, Lawrenceville, Georgia, Suwanee, Georgia and Dallas, Texas.

Landmark at Maple Glen

On January 15, 2014, we acquired 44.76% of the general partnership interests and 6.34% of the limited partnership interests for approximately $9.1 million in a joint venture that owns a multifamily residential apartment property in Orange Park, Florida, known as Landmark at Maple Glen Apartments (“Maple Glen”). The contributors of Maple Glen were Elco Landmark at Maple Glen Management, LLC (“EL Maple Glen”), Main Street Residential Maple Glen LLC and James G. Miller, our former chief operating officer and CAO. EL Maple Glen is affiliated with Messrs. Salkind, Israeli and Lubeck.

The Omnibus Agreement

On December 31, 2013, we entered into the Omnibus Agreement with ELRH, EL and ENA. EL is the parent company of ENA. The principal purposes of the Omnibus Agreement and the transactions contemplated thereunder (the “Restructuring Transaction”) are to (i) enable us to acquire a total of 26 multifamily properties from ELRH and certain of its affiliates and (ii) enable a restructuring transaction of ENA. The acquisitions were completed during January 2014 for a total aggregate purchase price of $456 million, reduced by the minority interest in joint venture properties acquired during January 2014, for a net aggregate consideration of $355 million. EL and ENA are affiliated with Messrs. Salkind, Israeli and Lubeck.

The Board approved the Restructuring Transaction, with Messrs. Lubeck and Salkind abstaining, based upon the recommendation of a special committee of the Board comprised solely of independent directors. Mr. Israeli was not a member of the Board at the time.

Corporate Governance Agreement

On January 7, 2014, in connection with the issuance of our Series E Preferred Stock, we entered into the Corporate Governance Agreement. Pursuant to the terms of the Corporate Governance Agreement, each of iStar and BREDS is entitled to designate a director to our Board. Mr. Frey is currently serving, and is expected to continue to serve, as iStar’s designee on our Board. Mr. Peter Sotoloff, who previously served as an independent director of the Company, served as BREDS’ designee until his resignation as a director on March 31, 2014. Mr. Nash is currently serving, and is expected to continue to serve, as BREDS’ designee to our Board. In addition, pursuant to the terms of the Corporate Governance Agreement, DK Landmark is entitled to designate one director to our Board, and Mr. Kobel is currently serving as DK Landmark’s designee on our Board. Also, ELRH is entitled to designate two directors to our Board, and Messrs. Salkind and Israeli are currently serving as ELRH’s designees. Finally, iStar, BREDS and ELRH have the right, acting by unanimous agreement among such parties, to designate one director (the “Group Director”), subject to certain conditions, and Mr. Gaither currently is serving as the Group Director. We agreed to nominate each of Messrs. Kobel, Salkind, Israeli and Gaither (or any of their replacements) for re-election to the Board at each subsequent meeting of our stockholders held to consider a vote on the election of the Board, subject to certain conditions and limitations, as set forth in the Corporate Governance Agreement. In addition, we agreed to take all actions necessary to cause the re-election of each of the nominees designated by BREDS and iStar by the Preferred Stockholders. See “Proposal 1 Election of Directors—Corporate Governance Agreement” for more detail regarding the Corporate Governance Agreement.

Acquisition of Property Management Business

On March 14, 2013, we acquired the management operations of ELRH and certain of its affiliates, which previously provided management support services and accounting services with respect to certain of our properties, in exchange for OP Units and a promissory note (such acquisition referred to herein as the “ELRM Transaction”). Messrs. Salkind and Israeli, current members of our Board, and Mr. Lubeck, our former executive chairman are affiliated with ELRH. In connection with the ELRM Transaction, an affiliate of ELRH had the opportunity to earn additional consideration in the form of restricted limited partnership interests in our operating partnership and a promissory note through an earn-out arrangement, which was based on projected fees that we would earn in connection with new property management agreements for properties of the ELRM Parties. During the year ended December 31, 2014, we issued 71,757 restricted OP Units for an aggregate value of $584,814 and $331,456 in promissory notes to affiliates of ELRH for additional consideration that was earned. We also canceled 58,965 OP units issued to affiliates of ELRH for an aggregate value of $480,565 during the year ended December 31, 2014. We no longer have any payment obligations under the terms of the ELRM Transaction.

Managed Properties

As of December 31, 2014, we managed 16 properties owned by joint ventures between our affiliate, ELRH, and third parties (the “managed properties”), comprising 5,560 units, owned by joint ventures between affiliates of ELRH and third parties. As of April 1, 2015, we have transferred the property management for 11 of our formerly managed third party properties to affiliates of their owners. As a result, we currently manage five managed third party properties. We earned and were paid $1.1 million in management fee revenue for the year ended December 31, 2014 with respect to the 11 formerly managed third party properties.

Registration Rights Agreements

On August 3, 2012, we and our operating partnership entered into a master contribution and recapitalization agreement and a series of separate interest contribution agreements (the agreements and the transactions thereunder collectively referred to as the “Recapitalization Transaction”). In connection with the Recapitalization Transaction, we entered into a registration rights agreement dated as of August 3, 2012 for the benefit of the holders of OP Units issuable pursuant to the Contribution Agreements and the Andros Contribution Agreement with respect to the shares of our common stock that will be issuable to them, as well as for the benefit of ELRH and its affiliates with respect to our shares of common stock issued to EL, and any other shares of our common stock issued or issuable to them in connection with the transactions contemplated by the Master Agreement.

On August 3, 2012 and February 27, 2013, we entered into registration rights agreements for the benefit of the warrant holders, which include DK Landmark, LLC, an affiliate of DeBartolo Development and Mr. Kobel, as described above, with respect to our shares of common stock that will be issuable to them upon the exercise of the warrants.

On July 1, 2013, we entered into a registration rights agreement for the benefit of OPTrust in connection with the sale of shares of our common stock and the acquisition of a portfolio from affiliates of ELRH. Messrs. Salkind and Israeli, current members of our Board, and Mr. Lubeck, our former executive chairman, are affiliated with ELRH, and Robert A.S. Douglas, who was an independent director of the Company until July 9, 2013, is affiliated with OPTrust. As a result, they each may have a financial interest in the transactions disclosed herein.

The registration rights agreements contain terms that are substantially similar and provide for demand and piggyback registration rights. Pursuant to the registration rights agreements, the Company is required to use reasonable best efforts to cause the registration of such shares and no guaranty can be provided that such registration will occur within the applicable time period set forth in the registration rights agreements or at all. Absent an effective registration, the holders of shares issued under the warrants will continue to hold unregistered shares.

Equity Issuance

On June 28, 2013, we entered into a series of definitive agreements which collectively set forth the terms and conditions pursuant to which we agreed to issue and sell for cash to iStar and BREDS an aggregate of up to $219 million in shares of our Series D Preferred Stock. Holders of the Series D Preferred Stock are entitled to cumulative cash dividends of 14.47% per annum, compounded monthly. As of December 31, 2014, we had issued a total of 20,976,300 shares of Series D Preferred Stock, at a price of $10.00 per share, for an aggregate of $209.8 million.

On January 7, 2014, we entered into a securities purchase agreement with the investors, pursuant to which we issued and sold, and iStar purchased, for cash, 933,438 shares of Series E Preferred Stock, at a price of $10.00 per share, for an aggregate of $9,334,380, and BREDS purchased, for cash, 5,866,562 shares of Series E Preferred Stock, at a price of $10.00 per share, for an aggregate of $58,665,620. Holders of the Series E Preferred Stock are entitled to cumulative cash dividends of 14.97% per annum, compounded monthly. iStar is an affiliate of one of our independent directors, Mr. Frey. BREDS is an affiliate of one of our independent directors, Mr. Nash, and is also an affiliate of Mr. Sotoloff, who served as an independent director of the Company until his resignation on March 31, 2014.

As of December 31, 2014, we had issued a total of 7,400,000 shares of Series E Preferred Stock, at a price of $10.00 per share, for an aggregate of $74 million.

Lease for Principal Executive Offices

In connection with our acquisition of the property management business of ELRM, we, through our operating partnership, entered into a lease agreement with Marlu Associates, Ltd., a Florida limited partnership (“Marlu”), as the landlord, for office space located in Jupiter, Florida. Marlu is an affiliated entity with Mr. Lubeck, our former executive chairman. The lease was terminated in connection with Mr. Lubeck’s resignation on January 22, 2015.

Timbercreek U.S. Multi-Residential Opportunity Fund #1

As part of the ELRM Transaction, we acquired certain property management contracts and the rights to earn property management fees and back-end participation for managing certain real estate assets acquired by the Timbercreek Fund. Also, during the period from the closing date of the ELRM Transaction and ending on the date that is 18 months thereafter, we had a commitment to purchase 500,000 Class A Units in Timbercreek U.S. Multi-Residential (U.S.) Holding L.P., a Delaware limited partnership (“Timbercreek”) in exchange for consideration of $5.0 million. On December 20, 2013, the Company issued 613,497 shares of common stock, equal to a valuation of $5 million to acquire the Class A Units in Timbercreek, which, as of April 14, 2015, indirectly holds an equity interest in seven properties, each of which is managed by our property manager. Timbercreek is a limited partner in an operating partnership owned principally by the Timbercreek Fund. Messrs. Olander and Remppies currently serve as members of the Investment Committee as the Company’s representatives and oversee our investments in the Timbercreek Fund. The Timbercreek Fund is closed to fundraising and the sole purpose of the Investment Committee is to make major decisions regarding the operation of the Timbercreek Fund properties.

Tax Protection Agreements

We have entered into 27 tax protection agreements with certain related parties (the “Tax Protected Parties”) who contributed certain multifamily apartment communities in connection with the Recapitalization Transaction and certain other acquisitions. Pursuant to these agreements, our operating partnership has agreed, among other things, to indemnify the Tax Protected Parties against certain taxes incurred by them upon a sale, exchange or other disposition of the tax protected properties during a specified restricted period (the “Tax Protection Period”), plus an additional amount equal to the taxes incurred by the tax protected parties as a result of the indemnification payments. The Tax Protection Periods range from five to seven years. The disposition of a tax protected property in certain tax deferred transactions such as a like-kind exchange would not trigger this indemnification obligation. We estimate that the total amount of “protected gain” on all of the tax protected properties is approximately $132.8 million as of April 1, 2015. Protected gain is the amount of gain that would be specially allocated under the Code to the Tax Protected Parties upon a taxable sale of the tax protected properties. If we sell one or more of the tax protected properties during the Tax Protection Period, we are obligated to reimburse the Tax Protected Parties for their tax liabilities on the protected gain at the then-applicable tax rates, grossed up on an after-tax basis. The reimbursement payments generally decline ratably over the Tax Protection Period.

In addition, the tax protection agreements for six properties (representing a total equity value of approximately $66.3 million based on the book value of the property minus the remaining mortgage outstanding), provide the owners of the Tax Protected Parties the right during the Tax Protection Period to sell all of their interests in the Tax Protected Parties to us in exchange for our common stock (the “Put Right”). These six agreements further provide for the exercise of the Put Right to be structured in a manner that will qualify as a reorganization under the Code. If the Put Right is exercised with respect to a property in a merger transaction, we would inherit the applicable Tax Protected Party’s tax basis in the property and any related unpaid taxes of such Tax Protected Party.

Also pursuant to certain of these six agreements, our operating partnership has agreed to maintain sufficient indebtedness on the tax protected properties during their respective Tax Protection Periods or, alternatively, to offer the Tax Protected Parties the opportunity to guarantee specific types of the operating partnership’s indebtedness in order to enable them to continue to defer certain tax liabilities. The related parties with which we have tax protection agreements are Mr. Salkind, one of our directors, and Mr. Lubeck, our former executive chairman, through their affiliation with ELRH, and Mr. Kobel, through his affiliation with DeBartolo Development.

Employment Agreements

The Company has entered into employment agreements with its named executive officers. See “Compensation Discussion and Analysis—Employment Agreements.”

Separation Agreements with Messrs. Lubeck and Miller and Ms. Truong

On December 15, 2014, the Company entered into a separation agreement and general release with Mr. Miller pursuant to which he resigned from his positions as our CAO and chief operating officer. See “Executive Compensation—Potential Payments Upon Termination or Change in Control—Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong.”

Our board and Mr. Lubeck decided to separate in late 2014 with a mutual understanding of severance terms. On January 22, 2015, the Company and the former executive finalized and executed the separation agreement, which also included other provisions, including a general release from Mr. Lubeck. See “Executive Compensation—Potential Payments Upon Termination or Change in Control—Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong.”

Our board and Ms. Truong decided to separate in late 2014 with a mutual understanding of severance terms. On January 22, 2015, the Company and the former executive finalized and executed the separation agreement, which also included other provisions, including a general release from Ms. Truong. See “Executive Compensation—Potential

Payments Upon Termination or Change in Control—Separation Agreements with Messrs. Miller and Lubeck and Ms. Truong.”

Certain Conflict Resolution Restrictions and Procedures

Maryland Corporate Law

Under Maryland corporate law, transactions between us and our directors or entities in which one or more of our directors have a material financial interest are not void or voidable on account of such interest if the interest is disclosed and the transaction is approved or ratified by a majority of disinterested directors or a majority of the votes cast by disinterested stockholders or the transaction is fair and reasonable to us. Many of these types of transactions require prompt public disclosure under SEC rules and in some circumstances require stockholder ratification under the NYSE rules. Our Board believes that by relying on established Maryland statutory guidance, stock exchange rules and appropriate governance mechanisms, combined with the transparency afforded under public company disclosure requirements, the Board will be able to effectively regulate related party transactions.

Conflict of Interest Policy

Our Conflict of Interest Policy, which applies to all members of our Board and our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions (collectively, the “Covered Persons”), contains certain restrictions and conflict resolution procedures designed to reduce or eliminate potential conflicts of interest. The overarching principle of this policy is that the personal interest of a Covered Person should not be placed improperly before the interest of the Company. Our Conflict of Interest Policy requires each Covered Person to:

•
not use his or her personal influence or personal relationships improperly to influence business decisions or financial reporting by the Company whereby the Covered Person would benefit personally to the detriment of the Company;

•	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Person to the detriment of the Company; and

•	report at least annually any affiliations or other relationships related to conflicts of interest.

In addition, our Conflict of Interest Policy requires all transactions involving a conflict of interest to be approved by a majority of our Board, including a majority of the independent directors, not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties.

Related Party Transaction Policy

On September 18, 2014, the Board adopted the written “Related Party Transaction Policy and Procedures” (the “Related Party Policy”) to supplement and be an extension of the Code of Ethics. The Related Party Policy states that the Board, or in the Board’s sole discretion the Audit Committee, is responsible for the review, approval and ratification of transactions with executive officers, directors, nominees, greater than five percent owners of shares of our common stock or immediate family members of any of the foregoing (the “Related Party”).

The policy requires that any newly proposed transactions between the Company and a related person must be submitted to the Board for approval if the amount involved in the transaction is greater than $120,000 in a calendar year, the Company is a participant and any related person has or will have an interest (a “Related Party Transaction”). In making its determination, the Board will consider, among other factors, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent to the Related Party’s interest in the transaction, including any conflicts of interest as addressed in the Code of Ethics and Conflict of

Interest Policy. No director will participate in any discussion or approval of an interested transaction for which s/he is a Related Party.

The following transactions do not require approval by the Board:

1.
Compensation to (a) an executive officer or director of the Company if the compensation is required to be recorded in the Company’s proxy statement pursuant to Item 402 of Regulation S-K (“Item 402”), or (b) an executive officer of the Company who is not an immediate family member as defined in Instruction 1 to Item 404(a) of Regulation S-K, if such compensation would have been required to be reported under Item 402 as compensation earned for services to the Company if the executive was a named executive officer and the Compensation Committee has approved, or recommended to the Board for approval (and the Board has approved), such compensation;

2.
Transactions that are in the Company’s ordinary course of business, the terms of which are reasonably comparable to those that could be obtained by the Company in arm’s length dealings with unrelated third parties and where the interest of the Related Party arises only (a) from the Related Party’s position solely as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than 5% equity interest in another person (other than a partnership) which is a party to the transaction; (c) from both such position described in clause (a) and such ownership described in clause (b); or (d) from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership;

3.
Transactions that are in the Company’s ordinary course of business and where the interest of the Related Party arises solely from ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis; and

4.	Transactions where the rates or charges involved in the transactions are determined to be competitive bids, where the Related Party is not involved in the bid process or awarding of the contract.

The Board will review and may amend the Related Party Policy from time to time.

PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we provide our stockholders with a vote to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers, otherwise known as a “say on pay vote”, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion. Based on the preference expressed by stockholders at the 2012 annual stockholders’ meeting, the Board has determined to hold a say on pay vote on executive compensation every three years until we are required to hold a new advisory vote on the frequency of our say on pay vote is held. As a result, the next say on pay vote on executive compensation will occur at our 2018 annual meeting unless our Board determines otherwise. Pursuant to the Dodd-Frank Act, the say on pay vote on named executive officer compensation is an advisory vote only, and it is not binding on us or our Board.

The Board believes that its executive compensation program serves the best interests of our stockholders by attracting and retaining talented, capable executives and aligning the interests of such executives with the interests of the Company’s stockholders. Please refer to the CD&A.

We are asking for stockholder approval of the named executive officer compensation as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall named executive officer compensation and the policies and practices described in this proxy statement.

Our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. Although the resolution is advisory and therefore not binding on us and our Board, our Board will carefully consider the outcome of the vote. To the extent there are a significant number of negative votes on this resolution, we would expect to initiate procedures to better understand the concerns that influenced the vote. Our Board will consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Landmark Apartment Trust, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
AUDIT AND NON-AUDIT FEES

Our Audit Committee has appointed E&Y to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. E&Y has served as our independent registered public accounting firm since June 15, 2011 and audited our consolidated financial statements for the years ended December 31, 2014, 2013, 2012 and 2011, respectively.

The following table lists the fees for services billed by E&Y for 2014 and 2013:

Services	2014	2013
Audit fees(1)	$2,149,624	$1,382,000
Audit-related fees(2)	—	—
Tax fees(3)	606,718	365,474
All other fees(4)	173,000	—
Total	$2,929,342	$1,747,474

(1)
Audit fees billed in 2014 and 2013 related to the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees relate to financial accounting and reporting consultations.
(3)	Tax fees relate to tax compliance and tax planning and advice.
(4)	All other fees relate to fees for other permissible work performed that does not meet the above-described categories, including assistance with internal audit plans and risk assessment.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by E&Y, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by E&Y for the year ended December 31, 2014 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining E&Y’s independence and has concluded that the provision of such services has not adversely affected E&Y’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements as well as the financial reporting process, principles and internal controls. E&Y is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2014 with management and E&Y. The Audit Committee has discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended, as adopted by the Public Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from E&Y required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with E&Y its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC. The Audit Committee has also considered whether E&Y’s provision of tax preparation, tax consulting services and other non-audit services to the Company is compatible with maintaining E&Y’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 24, 2015.

Audit Committee:

Howard Silver (Chairman)
Glenn W. Bunting, Jr.
Ronald D. Gaither
Edward Kobel

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2014 is being mailed to stockholders on or about April 23, 2015. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for the 2016 Annual Meeting of Stockholders must cause such proposal to be received at our offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, no later than December 18, 2015 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present director nominations or any other proposal at our 2016 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2016 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 18, 2015 and no later than 5:00 p.m., Eastern Time, on December 18, 2015. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April 23, 2015, we will mail a proxy card, together with this proxy statement, to our stockholders of record at the close of business on the Record Date. The only business to come before the Annual Meeting of which management is aware of is set forth in this proxy statement. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to (781) 633-4036 or by telephone by dialing toll-free (800) 830-3542 or by the Internet at www.2voteproxy.com/LATA.

EXHIBIT A

GAAP TO NON-GAAP RECONCILIATIONS

Reconciliation from GAAP net loss to non-GAAP same store sales NOI (dollars in thousands):
	Year Ended December 31,
	2014	2013
Net loss	$(66,738)	$(68,912)
Property lease expense	55	2,678
General, administrative and other expense	23,303	3,657,791
Change in fair value of preferred stock derivatives/warrants and acquisition contingent consideration	(20,380)	(3,642,000)
Acquisition-related expense	2,366	13,736
Depreciation and amortization, including discontinued operations	92,670	73,518
Impairment loss	7,996	—
Interest expense, net, including preferred dividends and discontinued operations	105,492	52,536
Loss on debt and preferred stock extinguishment	—	10,220
Loss from unconsolidated joint ventures	971	159
Management fee income	(4,110)	(4,167)
Income tax expense/(benefit), including discontinued operations	163	(3,532)
Disposition right income	—	(1,757)
Net gain on the sale of depreciable properties	(10,249)	(10,034)
NOI	$131,539	$80,236
Adjustment for discontinued operations	—	(2,579)
Adjusted NOI	$131,539	$77,657

Adjusted NOI:
Same store properties	$51,746	$48,972
Non-mature properties	79,793	28,685
Adjusted NOI	$131,539	$77,657

% change in same store properties NOI over prior year	5.7%

% change in net loss over prior year	(3.2)%

A-1

Reconciliation of GAAP operating properties, net to non-GAAP expenditures for redevelopment properties (dollars in thousands):

Total Real Estate
Balance as of December 31, 2012	$725,568
Acquisitions	764,782
Recurring/non-recurring capital expenditures	6,533
Redevelopment capital expenditures	10,428
Dispositions	(72,467)
Accumulated depreciation	(24,331)
Balance as of December 31, 2013	$1,410,513
Acquisitions	395,829
Recurring/non-recurring capital expenditures	11,269
Redevelopment capital expenditures	15,118
Dispositions	(46,846)
Accumulated depreciation	(58,378)
Balance as of December 31, 2014	$1,727,505

Total redevelopment capital expenditures	$25,546

Total redevelopment budget	$25,035

Within budget	102%

A-2

Your Vote is Important!
Vote by Internet Please go to the electronic voting site at www.2voteproxy.com/lata. Follow the on-line instructions. If you vote by Internet, you do not have to return your proxy card.
P.O. Box 55909, Boston, MA 02205-5909	Vote by Phone Please call us toll free at 1-800-830-3542 and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.
Vote by Mail or Fax Mark, date and sign this proxy card and mail promptly in the envelope provided or fax your vote to 1-781-633-4036.
Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR PO BOX 55909 BOSTON MA 02205-9100

LANDMARK APARTMENT TRUST, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2015
INVESTOR PROXY CARD FOR PREFERRED STOCKHOLDERS
Solicited by the Board of Directors

The undersigned stockholder of Landmark Apartment Trust, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Gustav G. Remppies, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2015 Annual Meeting of Stockholders of Landmark Apartment Trust, Inc. to be held on May 28, 2015 at 10:00 a.m. Eastern Daylight Time, at the company's offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present, and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors of Landmark Apartment Trust, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2015 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

All votes by Internet or telephone must be received no later than 11:59 p.m., Eastern Daylight Time, on May 26, 2015 to be included in the voting results, and all votes by mail or fax must be received no later than 10:00 a.m., Eastern Daylight Time, on May 27, 2015 to be included in the voting results.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Owner Signature here	Date

Co-Owner signature here	Date

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 28, 2015.

The proxy statement and annual report to stockholders are available at www.2voteproxy.com/lata.

You may obtain directions to attend the 2015 Annual Meeting of Stockholders of
Landmark Apartment Trust, Inc. by calling 1-813-281-2907.

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES NAMED IN PROPOSAL 1 AND “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
					For All	Withhold All	For All Except*
Proposal	1.
For the election of the nine nominees named below to serve as directors until the Annual Meeting of Stockholders of Landmark Apartment Trust, Inc. to be held in the year 2016 and until his or her successor is duly elected and qualifies.
					☐	☐	☐

		01. Stanley J. Olander, Jr.	02. Glenn W. Bunting, Jr.	03. Karl Frey
		04. Ronald D. Gaither	05. Avi Israeli	06. Edward Kobel	*To Withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below.
		07. Michael Nash	08. Michael Salkind	09. Howard Silver

					For	Against	Abstain
Proposal	2.	To vote to approve, on a non-binding advisory basis, the compensation paid to the named executive officers of Landmark Apartment Trust, Inc.; and			☐	☐	☐

To transact any other business that may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

		Please check this box if you plan to attend the annual meeting in person.		☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

Your Vote is Important!
Vote by Internet Please go to the electronic voting site at www.2voteproxy.com/lata. Follow the on-line instructions. If you vote by Internet, you do not have to return your proxy card.
P.O. Box 55909, Boston, MA 02205-5909	Vote by Phone Please call us toll free at 1-800-830-3542 and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.
Vote by Mail or Fax Mark, date and sign this proxy card and mail promptly in the envelope provided or fax your vote to 1-781-633-4036.
Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR PO BOX 55909 BOSTON MA 02205-9100

LANDMARK APARTMENT TRUST, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2015
INVESTOR PROXY CARD FOR COMMON STOCKHOLDERS
Solicited by the Board of Directors

The undersigned stockholder of Landmark Apartment Trust, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Gustav G. Remppies, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2015 Annual Meeting of Stockholders of Landmark Apartment Trust, Inc. to be held on May 28, 2015 at 10:00 a.m. Eastern Daylight Time, at the company's offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present, and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors of Landmark Apartment Trust, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2015 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

All votes by Internet or telephone must be received no later than 11:59 p.m., Eastern Daylight Time, on May 26, 2015 to be included in the voting results, and all votes by mail or fax must be received no later than 10:00 a.m., Eastern Daylight Time, on May 27, 2015 to be included in the voting results.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Owner Signature here	Date

Co-Owner signature here	Date

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 28, 2015.

The proxy statement and annual report to stockholders are available at www.2voteproxy.com/lata.

You may obtain directions to attend the 2015 Annual Meeting of Stockholders of
Landmark Apartment Trust, Inc. by calling 1-813-281-2907.

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES NAMED IN PROPOSAL 1 AND “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
					For All	Withhold All	For All Except*
Proposal	1.
For the election of the seven nominees named below to serve as directors until the Annual Meeting of Stockholders of Landmark Apartment Trust, Inc. to be held in the year 2016 and until his or her successor is duly elected and qualifies.
					☐	☐	☐

		01. Stanley J. Olander, Jr.	02. Glenn W. Bunting, Jr.	03. Ronald Gaither
		04. Avi Israeli	05. Edward Kobel	06. Michael Salkind	*To Withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below.
07. Howard Silver

					For	Against	Abstain
Proposal	2.	To vote to approve, on a non-binding advisory basis, the compensation paid to the named executive officers of Landmark Apartment Trust, Inc.; and			☐	☐	☐

To transact any other business that may properly come before the meeting, such as any proposal to adjourn the meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of additional proxies by our Board of Directors.

		Please check this box if you plan to attend the annual meeting in person.		☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.